UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
April 7, 2022
Dear Stockholder,
You are cordially invited to attend the annual meeting of stockholders (“Annual Meeting”) of Clean Energy Fuels Corp. (the “Company,” “Clean Energy,” “we,” “us” or “our”) on Thursday, May 19, 2022, at 8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2022. At this website, you will be able to listen to the Annual Meeting live, submit questions for our management, directors and representatives of our independent registered public accounting firm in attendance, and submit your vote while the Annual Meeting is being held.
2021 turned out to be one of the most groundbreaking in the Company’s history. We believe our decision to rapidly accelerate our renewable natural gas (RNG) offering will play a big role in our customers’ ability to achieve their sustainability goals by significantly reducing greenhouse gas emissions produced by their fleets.
We expect to be able to meet the growing demand for this incredibly clean fuel well into the future by investing in the production of additional RNG sources with our joint venture partners, TotalEnergies and bp. We cemented these two joint ventures in early-2021 and quickly went to work signing partnerships with dairy owners around the country. I had the privilege of meeting with a number of them and most, if not all, are family run dairy farms with multiple generations involved in the operations. These are hard-working men and women who have a passion to run their operations in the most environmentally-friendly way. The idea of turning the manure from their cows into a clean fuel that will operate fleets of refuse trucks, city buses or heavy-duty trucks is very appealing to them.
The additional RNG from these dairies, which is rated cleaner than even electric vehicles, will allow us to expand our current customer roster, which includes some of the largest fleets in the country like Amazon, UPS, Republic Services and the transit agencies in New York City and Los Angeles.
As exciting and active as 2021 was, I am even more optimistic about 2022, which marks Clean Energy’s 25th anniversary. We were one of the first companies to offer transportation fleets a solution to tackle the problem of dirty air and now we’re giving them a powerful tool to address the issue of our changing climate with RNG.
We are pleased to take advantage of laws and rules that allow issuers to make use of the Internet in conducting a meeting of stockholders, as well as in furnishing proxy materials. As a result, we will not only host the Annual Meeting virtually on the Internet, but we will also furnish the proxy materials for the Annual Meeting to our stockholders on the Internet. We believe this use of the Internet meaningfully lowers our costs, increases efficiencies and helps reduce the environmental impact of the Annual Meeting, while permitting and encouraging increased stockholder attendance and engagement.
The accompanying notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that will be discussed and voted on at the Annual Meeting and provide certain other information about our Company.
Your vote is important, and we urge you to vote as promptly as possible. Thank you for supporting our Company.
Sincerely,
ANDREW J. LITTLEFAIR
President & Chief Executive Officer

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 19, 2022

The annual meeting of stockholders (“Annual Meeting”) of Clean Energy Fuels Corp. (the “Company,” “we,” “us” or “our”) will be held on Thursday, May 19, 2022, at 8:00 a.m. Pacific Time via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2022, for the following purposes:
1.
To elect ten directors to the Board of Directors;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;

3.
To approve, on an advisory, non-binding basis, the compensation of our named executive officers;

4.
To approve our 2022 Employee Stock Purchase Plan (the “New ESPP”) and the reservation of 2,500,000 shares of our common stock for issuance under the New ESPP; and

5.
To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement that accompanies this notice.
The Company’s Board of Directors has fixed the close of business on March 22, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices during normal business hours for a period of 10 days before the Annual Meeting. The list of stockholders may also be accessed during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CLNE2022 by using the control number on your proxy card, voting instruction form or Notice of Internet Availability.
Even if you plan to attend the Annual Meeting, you are encouraged to vote on the Internet, by telephone or by mail before the Annual Meeting using the instructions provided in the accompanying proxy materials to ensure that your vote will be counted. If you submit your proxy or voting instructions and then decide to attend the Annual Meeting, you may still vote your shares during the Annual Meeting.
By order of the Board of Directors,
Dated: April 7, 2022	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

2022 PROXY STATEMENT

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. Forward-looking statements included herein include but are not limited to: statements regarding our ability to meet the demand for RNG, statements about the benefits of RNG, our ability to increase our customer base and the ability of our customers to achieve their sustainability goals, our sustainability and safety goals, our diversity and inclusion efforts, our plans to position the company as a leading renewable energy company and our expectations regarding renewable vehicle fuels. Actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors, including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; our ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in our key customer markets, including heavy-duty trucking; our ability to manage and grow our RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; our and our suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; our history of net losses and the possibility we incur additional net losses in the future; our and our partners’ ability to acquire, finance, construct and develop other commercial projects; our ability to invest in hydrogen stations or modify our fueling stations to reform our RNG to fuel hydrogen and electric vehicles; our ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; and the other risks and uncertainties set forth under Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the Securities and Exchange Commission and that accompanies this Proxy Statement, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission. We encourage you to carefully consider these risks and uncertainties. The forward-looking statements made in this Proxy Statement speak only as of the date of Proxy Statement and we undertake no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.
WEBSITE REFERENCES
Throughout this Proxy Statement, we make references to additional information available on our corporate website at www.cleanenergyfuels.com. References to our website are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

ii

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

2022 PROXY STATEMENT

GENERAL INFORMATION
The board of directors (“Board”) of Clean Energy Fuels Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), is providing this proxy statement (“Proxy Statement”) and all other proxy materials to you in connection with the solicitation of proxies for use at our 2022 annual meeting of stockholders (“Annual Meeting”). The Annual Meeting will be held on Thursday, May 19, 2022, at 8:00 a.m. Pacific Time (“PT”) via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2022 for the purposes stated in this Proxy Statement. In addition to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof, stockholders are being asked to vote at the Annual Meeting on the following four proposals:
Proposal 1.
The election of ten directors to the Board.

Proposal 2.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Proposal 3.
The approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

Proposal 4.
The approval of our 2022 Employee Stock Purchase Plan (the “New ESPP”) and the reservation of 2,500,000 shares of our common stock for issuance under the New ESPP.

This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The Notice of Annual Meeting, Proxy Statement and our 2021 Annual Report on Form 10-K (“Annual Report”) are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in our proxy materials before voting. Copies of these proxy materials are also available in the Investors — Annual Reports and Proxies section of our website at www.cleanenergyfuels.com.
Use of the Internet
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report, on the Internet. Accordingly, on or about April 7, 2022, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all of the Company’s stockholders of record who have not previously elected an alternative delivery method, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to beneficial owners. The Notice will include instructions on how you may access the proxy materials for the Annual Meeting at www.proxyvote.com. For stockholders who have previously elected to receive copies of the proxy materials by mail or e-mail, we will be sending the Annual Report, this Proxy Statement and a proxy card by that method on or about April 7, 2022. Stockholders who receive a Notice will not receive printed copies of the proxy materials for the Annual Meeting unless they request them, in which case printed copies of the proxy materials and a paper proxy card will be provided at no charge. Instructions on how to request a printed copy of the proxy materials by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We encourage you to take advantage of the availability of our proxy materials on the Internet in order to lower our printing and delivery costs and help reduce the environmental impact of the Annual Meeting.

Virtual Annual Meeting
We have held our annual meetings of stockholders virtually since 2017, and we have again elected to hold this year’s Annual Meeting virtually on the Internet. We have made this decision for a number of reasons, including:
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The attendance at our most recent in-person stockholder meetings was low, consisting of an average of 12 stockholders whom attended each of our three most recent in person meetings. The most recent such meeting was in 2017, when we held a “hybrid” meeting that included both in-person and virtual access to the meeting. Despite these historically low in-person attendance levels, offering in-person access to our stockholder meetings can involve significant costs, including monetary expenses and increased management and employee time. As a result, we determined that offering in-person access to the Annual Meeting would not provide sufficient benefits to our stockholders to justify the associated costs.

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Attendance at our stockholder meeting held in 2021, which included a virtual component, increased substantially. The number of stockholders who attended our 2021 annual meeting of stockholders via the Internet rose to 455 stockholders. In light of this increase in attendance, we believe the virtual meeting format, which allows our stockholders to attend meetings from their locations around the world, is an effective way to encourage and enable more of our stockholders to participate in our annual meeting process. As a result, we determined to host the Annual Meeting virtually in order to support similar or further increased stockholder attendance levels at this year’s meeting.

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Stockholders who attend the Annual Meeting virtually will be able to listen to the meeting live and submit their vote while the Annual Meeting is being held, and will also be able to submit, either anonymously or identified by name, questions or comments for our management, directors and representatives of our independent registered public accounting firm in attendance at the meeting. This functionality provides our stockholders with opportunities for participation and engagement at the Annual Meeting that are comparable to those that would be available at an in-person meeting. As a result, we believe the virtual nature of the Annual Meeting will not decrease engagement capabilities and could facilitate increased stockholder participation with the ability to submit comments and questions anonymously if a stockholder desires to do so.

•
During the Annual Meeting, we will answer as many stockholder-submitted questions as time permits, other than questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references that are not in good taste. Any appropriate questions that we are unable to address during the Annual Meeting will be published on our website following the meeting. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition.

•
We are sensitive to the public health and travel concerns stockholders may have regarding the coronavirus (COVID-19). Accordingly, we believe that holding this year’s Annual Meeting virtually is prudent in order to mitigate the health and safety risks to our stockholders while also facilitating stockholder attendance and participation at the Annual Meeting.

Stockholders who choose to attend the Annual Meeting will do so by accessing a live audio webcast of the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CLNE2022. Please see “Attending the Virtual Annual Meeting” below for more information.
Record Date and Outstanding Shares
All stockholders that owned shares of our common stock at the close of business on March 22, 2022, the date fixed by the Board as the record date, are entitled to vote at the Annual Meeting.
On the record date, 222,713,200 shares of our common stock were outstanding.
Voting Matters
Voting Rights
Each share of our common stock entitles the owner of the share to one vote on all matters to be voted on at the Annual Meeting.

Quorum Requirement
We will have the required quorum to conduct the business of the Annual Meeting if holders as of the record date representing a majority of the outstanding shares of our common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (discussed under “Effect of Not Providing Voting Instructions; Broker Non-Votes” below) will be counted for purposes of determining the presence of a quorum at the Annual Meeting.
Effect of Not Providing Voting Instructions; Broker Non-Votes
Stockholders of Record.   You are a “stockholder of record” if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the record date for the Annual Meeting and you submit a valid proxy but do not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of our Board on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.
Beneficial Owners of Shares Held in Street Name.   You are a “beneficial owner of shares held in street name” if your shares are not held of record in your name but are held by a broker, bank or other nominee on your behalf as the beneficial owner. Pursuant to applicable stock exchange rules, if your shares were held in street name through a brokerage account at the close of business on the record date for the Annual Meeting, you must provide voting instructions to your broker if you want your shares to be voted on the election of directors (Proposal 1), the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 3) and the approval of our New ESPP (Proposal 4). These proposals constitute “non-routine” matters on which a broker is not entitled to vote shares held for a beneficial owner without receiving voting instructions from the beneficial owner. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) is considered a “routine” matter for which your shares may be voted in the discretion of your broker if voting instructions have not been received. As a result, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting but will not be permitted to vote on Proposal 1, Proposal 3 or Proposal 4 at the Annual Meeting. In recent years, however, several large brokers, such as Charles Schwab and TD Ameritrade have announced that they have eliminated discretionary voting for even “routine” matters. Therefore, if you hold your shares through such brokers, then your shares might not be voted, even for “routine” matters if you do not give voting instruction to your broker. Therefore, we urge every stockholder to vote their shares. If your broker does exercise this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting. Moreover, if you are a beneficial owner of shares in street name and you properly submit a voting instruction form to your broker, bank or other nominee that is signed but unmarked with respect to your vote on Proposals 1, 2, 3 or 4, applicable rules will generally permit your broker, bank or other nominee to vote your shares on these proposals in accordance with the recommendations of the Board as set forth in this Proxy Statement.
Voting Requirements
The election of directors (Proposal 1) will be determined by a plurality of the votes cast on the proposal at the Annual Meeting. This means that the ten nominees who receive the highest number of affirmative votes will be elected as directors. Shares voted “Withhold” and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of directors.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2), the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 3), and the approval of our New ESPP (Proposal 4) must each be approved by the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. For purposes of determining the number of votes cast for Proposals 2, 3 and 4, only shares voted “FOR” or “AGAINST” are counted. Abstentions and broker non-votes are not treated as votes cast and will not be counted in determining the outcome of Proposal 2, Proposal 3 or Proposal 4.

The following is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:
Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Routine	Abstentions: No effect Broker non-votes: None expected
3: Advisory, Non-Binding Vote on Executive Compensation	Majority of Votes Cast	Non-Routine	No effect
4: Approval of our New ESPP	Majority of Votes Cast	Non-Routine	No effect
Tabulation of Votes
The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under “How to Cast or Revoke Your Vote” below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.
Voting Results
Preliminary results will be announced at the Annual Meeting. Final results will be reported in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting concludes. If the official results are not available at that time, we will provide preliminary voting results in such a Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
How to Cast or Revoke Your Vote
Stockholders of Record
If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in any one of the following ways:
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On the Internet.   You may vote by proxy before the Annual Meeting starts by visiting www.proxyvote.com or by following the instructions in the Notice or proxy card you received.

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By Telephone.   If you receive printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by calling the toll-free number found on the proxy card delivered with these proxy materials.

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By Mail.   If you receive printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by completing the proxy card delivered with these proxy materials and mailing it in the envelope provided.

•
During the Annual Meeting.   You may vote during the Annual Meeting by attending the live audio webcast at www.virtualshareholdermeeting.com/CLNE2022 and by following the instructions at www.virtualshareholdermeeting.com/CLNE2022.

Votes submitted by proxy on the Internet or by telephone must be received by 11:59 p.m. Eastern Time on Wednesday, May 18, 2022 to be counted. Votes submitted on the Internet during the Annual Meeting by stockholders attending the meeting and votes submitted by mail must be received no later than the close of voting at the Annual Meeting to be counted.
Once you have submitted your proxy on the Internet or by telephone or mail, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:

•
Later-Dated Vote.   You may revoke a previously submitted proxy by submitting a later-dated vote on the Internet, by telephone or by mail, as applicable.

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Written Notice.   You may revoke a previously submitted proxy by sending or otherwise delivering a written notice of revocation to the attention of our Corporate Secretary at the address of our principal executive offices.

•
Voting During the Annual Meeting.   If you attend the live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/CLNE2022, you may vote your shares electronically at the Annual Meeting, which will revoke any previously submitted proxy.

To be effective, any later-dated vote must be received by the applicable deadline for the voting method used, as described above, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.
Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name, you have the right to instruct your broker, bank or other nominee on how to vote your shares at the Annual Meeting. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy. The availability of Internet, telephone or other methods to vote your shares by proxy, and the deadlines by which to vote your shares using each such voting method, will depend on the voting processes of the broker, bank or other nominee that holds your shares.
Attending the Virtual Annual Meeting
All stockholders that owned our common stock at the close of business on the record date for the Annual Meeting, or their duly appointed proxies, may attend and participate in the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote on the Internet, by telephone or by mail before the Annual Meeting, to ensure that your vote will be counted. Please see “How to Cast or Revoke Your Vote” above.
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CLNE2022 and use their control number provided in the Notice or, if they received printed copies of the proxy materials, in the proxy card delivered with those proxy materials, to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. On the day of the Annual Meeting, stockholders may begin to log in to the virtual meeting beginning at 7:45 a.m. PT, and the meeting will begin promptly at 8:00 a.m. PT. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting are available at www.proxyvote.com. If you encounter any difficulties accessing or logging in to the Annual Meeting, including any difficulties with your control number or submitting questions, please call the technical support number displayed on the login page on the online virtual meeting platform.
Submitting your proxy before the Annual Meeting will not affect your right to vote at the Annual Meeting if you decide to attend; however, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. To revoke a previously submitted proxy by attending that Annual Meeting, you must submit an online vote during the webcast of the Annual Meeting reflecting your new vote.
Solicitation
This solicitation is made by our Board, and we will bear the entire cost of soliciting proxies, including the costs of preparing, printing, assembling and mailing the Notice, any printed copies of this Proxy Statement, the proxy card, the Annual Report, and any additional information that we may elect to furnish to stockholders. We will provide copies of solicitation materials to brokers, banks and other nominees holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners of those shares who have requested printed materials, and we may reimburse persons representing beneficial owners for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available on the Internet or via e-mail or in print to those who request copies of our proxy materials, but may be supplemented by telephone, mail, e-mail or personal solicitation by our directors, executive officers or other employees. We will pay no additional compensation to these individuals for these activities. We have not engaged employees for the specific purpose of soliciting proxies.
Separate Copy of Annual Report or Other Proxy Materials
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and our Annual Report to multiple stockholders who share the same address and who did not receive a Notice or otherwise receive their proxy materials by e-mail, unless we have received contrary instructions from a stockholder. This procedure reduces our printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to request and receive a separate Notice or proxy card. Additionally, upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to notify us that you wish to receive separate copies of our proxy materials for future annual meetings of our stockholders, write to the attention of Investor Relations at the address of our principal executive offices or call (949) 437-1000. Stockholders who share an address and are receiving multiple copies of our proxy materials may also request to receive a single copy of this Proxy Statement and the Annual Report or our proxy materials for future annual meetings of our stockholders by writing or calling us at the address or telephone number provided above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The two tables below show the beneficial ownership of certain persons with respect to our common stock, our only outstanding class of voting securities. Except as indicated by the footnotes to these tables, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in these tables have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
We have determined beneficial ownership as shown in these tables in accordance with the rules of the SEC. In accordance with these rules, in computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to (1) stock options held by that person that are currently exercisable or exercisable within 60 days after March 22, 2022, and (2) restricted stock units (“RSUs”) held by that person that are subject to vesting and settlement within 60 days after March 22, 2022. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. We calculated percentage ownership as shown in these tables based on 222,713,200 shares of our common stock outstanding on March 22, 2022. The information in these tables is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in these tables does not constitute an admission of beneficial ownership of the shares.
The following table shows the amount and percentage of our common stock beneficially owned by each holder of more than 5% of the outstanding shares of our common stock:
Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
TotalEnergies/TMS(1) 2, place Jean Millier La Défense 6 92400 Courbevoie France	50,711,605	22.8%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	14,149,739	6.4%
Grantham, Mayo, Van Otterloo & Co. LLC(3) 40 Rowes Wharf Boston, Massachusetts 02110	12,357,746	5.5%

(1)
Based on a Schedule 13D/A filed by TotalEnergies S.E. (“TotalEnergies”) and its direct wholly owned subsidiary TotalEnergies Marketing Services (“TMS”) on June 15, 2021 that reflects shares of common stock beneficially owned as of June 14, 2021, and updated to reflect subsequent sales of shares of our common stock by TMS as reported on a Form 4 filed with the SEC on June 17, 2021. TotalEnergies and TMS have (i) shared voting power over 50,711,605 shares of our common stock, which consists of (a) 42,581,801 shares of our common stock that were purchased by TMS pursuant to a stock purchase agreement, dated May 9, 2018, between TMS and the Company, and (b) 8,129,804 shares of common stock that are the subject of a voting agreement, dated May 9, 2018, among TMS, the Company, and all of our then-directors and officers, pursuant to which each such director and officer appointed TMS as such person’s proxy and attorney-in-fact, and authorized TMS to represent and vote (or consent, if applicable) all shares of common stock owned or controlled by such person with respect to the election of the individuals designated by TMS to serve on our Board pursuant to TMS’ director designation rights (described below under “Certain Relationships and Related Party Transactions”), and (ii) shared dispositive power over 42,581,801 shares of our common stock. TotalEnergies and TMS have expressly disclaimed beneficial ownership of any shares of common stock subject to the voting agreement discussed in (i)(b) above.

(2)
Based on a Schedule 13G filed by BlackRock Inc. on February 4, 2022 that reflects shares of common stock beneficially owned as of December 31, 2021. According to the Schedule 13G, BlackRock Inc. has sole voting power with respect to 13,492,002 shares of our common stock and sole dispositive power with respect to 14,149,739 shares of our common stock.

(3)
Based on a Schedule 13G filed by Grantham, Mayo, Van Otterloo & Co. LLC (“Grantham”) on February 11, 2022 that reflects shares of common stock beneficially owned as of December 31, 2021. According to the Schedule 13G, Grantham has sole voting power and sole dispositive power with respect to 12,357,746 shares of our common stock.

The following table shows the amount and percentage of our common stock beneficially owned on March 22, 2022 by each of our named executive officers and current directors and by all of our current executive officers and directors as a group:
Name of Beneficial Owner	Common Stock Beneficially Owned
	Number	%
Andrew J. Littlefair(1)	2,561,156	1.1%
Robert M. Vreeland(2)	727,189	*
Mitchell W. Pratt(3)	1,171,595	*
Barclay F. Corbus(4)	1,151,200	*
Lizabeth Ardisana(5)	127,000	*
Karine Boissy-Rousseau	—	—
James C. Miller III(6)	390,501	*
Lorraine Paskett	—	—
Stephen A. Scully(7)	438,618	*
Kenneth M. Socha(8)	449,258	*
Vincent C. Taormina(9)	546,518	*
Parker Weil(10)	117,000	*
Laurent Wolffsheim	—	—
All current executive officers and directors as a group (13 persons)(11)	7,680,035	3.4%

*
Represents less than 1%.

(1)
Beneficial ownership consists of (a) 1,135,762 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 1,425,394 shares of outstanding common stock held directly.

(2)
Beneficial ownership consists of (a) 486,398 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 240,791 shares of outstanding common stock held directly.

(3)
Beneficial ownership consists of (a) 429,828 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022 and held directly or by the Pratt Family Trust, over which Mr. Pratt possesses sole voting and investment control, and (b) 741,767 shares of outstanding common stock held directly or by the Pratt Family Trust.

(4)
Beneficial ownership consists of (a) 566,243 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 584,957 shares of outstanding common stock held directly or by an individual retirement account for the benefit of Mr. Corbus.

(5)
Beneficial ownership consists of (a) 97,000 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022; and (b) 30,000 shares of outstanding common stock held directly.

(6)
Beneficial ownership consists of (a) 219,500 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 171,001 shares of outstanding common stock held directly or by a trust over which Mr. Miller possesses shared voting and investment control.

(7)
Beneficial ownership consists of (a) 239,500 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 199,118 shares of outstanding common stock held by the Scully Family Trust, over which Mr. Scully possesses sole voting and investment control.

(8)
Beneficial ownership consists of (a) 219,500 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, (b) 30 shares of outstanding common stock held in a Uniform Transfers to Minors Act account for which Mr. Socha is the custodian and over which Mr. Socha possesses sole voting and investment control, and (c) 229,728 shares of outstanding common stock held directly.

(9)
Beneficial ownership consists of (a) 259,500 shares of common stock subject to options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 287,018 shares of outstanding common stock held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84, over which Mr. Taormina possesses sole voting and investment control.

(10)
Beneficial ownership consists of 117,000 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022.

(11)
Beneficial ownership consists of (a) 3,770,231 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 22, 2022, and (b) 3,909,804 shares of outstanding common stock held directly by our executive officers and directors, by individual retirement accounts for the benefit of a director or executive officer, or by trusts or a Uniform Transfers to Minors Act account over which an executive officer or director possesses voting and investment control.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our Board, acting pursuant to our amended and restated bylaws, has determined that the number of directors constituting the full Board is to be ten. Upon the recommendation of our nominating and corporate governance committee, the Board nominated Andrew J. Littlefair, Stephen A. Scully, Lizabeth Ardisana, Karine Boissy-Rousseau, James C. Miller III, Lorraine Paskett, Kenneth M. Socha, Vincent C. Taormina, Parker Weil and Laurent Wolffsheim for election as members of the Board at the Annual Meeting. Each of our director nominees, other than Messrs. Littlefair and Wolffsheim and Mses. Boissy-Rousseau and Paskett, are independent directors within the meaning of applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”).
Each of the nominees is a current director of our Company and, except for Mr. Wolffsheim and Mses. Boissy-Rousseau and Paskett, was elected by our stockholders at our 2021 annual meeting of stockholders. Ms. Paskett was appointed as a director in December 2021 after being initially recommended for appointment to the Board by our Chief Executive Officer. Mr. Wolffsheim and Ms. Boissy-Rousseau were appointed as directors in September 2021 and December 2021, respectively, and are each being nominated for election at the Annual Meeting pursuant to director designation rights granted to TMS in June 2018. See “Certain Relationships and Related Party Transactions” below for further information about the director designation rights granted to TMS.
Upon election at the Annual Meeting, each director will serve a one-year term until the next annual meeting of our stockholders and until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal. Each of the Board’s director nominees has agreed to serve if elected, and, as of the date of this Proxy Statement, we have no reason to believe any nominee will be unable or unwilling to serve as a director if elected. If, however, any nominee is unable to serve, or for good cause will not serve, as a director at the time of the Annual Meeting, the persons who are designated as proxies may vote your shares, in their discretion, for another nominee that may be proposed by the Board or the Board may choose to reduce the size of the Board.
We, as a matter of policy, encourage our directors to attend meetings of our stockholders and, in 2021, seven (7) of our then-current directors attended our annual meeting.
Director Nominees
The names of the director nominees, their ages as of the date of this Proxy Statement, their current positions and offices with our Company and other information about their professional backgrounds are shown below. We believe each of these nominees contributes to the Board’s effectiveness as a whole based on the wealth of executive leadership experience they bring to the Board, as well as the other specific attributes, qualifications and skills described below. There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer of our Company, and except as described under “General” above with respect to Ms. Boissy-Rousseau and Mr. Wolffsheim, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such individual was or is selected as a director or nominee.
Name of Director Nominee	Age	Position(s) and Office(s)
Andrew J. Littlefair	61	President, Chief Executive Officer and Director
Stephen A. Scully	62	Chairman of the Board
Lizabeth Ardisana	70	Director
Karine Boissy-Rousseau	48	Director
James C. Miller III	79	Director
Lorraine Paskett	54	Director
Kenneth M. Socha	75	Director
Vincent C. Taormina	66	Director
Parker A. Weil	56	Director
Laurent Wolffsheim	50	Director

Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair has served on the board of directors of Hilltop Holdings Inc. (formerly PlainsCapital Corporation), a reporting company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), since 2009. Mr. Littlefair earned a B.A. from the University of Southern California.
Mr. Littlefair brings to our Board his experience as a co-founder and the Chief Executive Officer of our Company, which gives him unique insight into our Company’s operations, challenges and opportunities.
Stephen A. Scully has served as a director of our Company since January 2014 and was appointed as Chairman of the Board on January 1, 2018. Mr. Scully was founder and President of the Scully Companies, a California-based truck leasing and specialized contract carriage provider. He started the Scully Companies immediately after graduating from the University of Southern California in 1981 and subsequently sold it to Ryder System in January 2011. The Scully Companies was the largest independent asset-based logistics provider in the western United States. Since selling the Scully Companies, Mr. Scully has been a private investor. Additionally, he was the Chairman of the Board of the National Truck Leasing System from 1999 to 2010, a board member of the Truck Rental and Leasing Association from 1990 to 1999, a board member of Ameriquest Transportation and Logistics Resources from 2007 to 2008 and is a former member of the California Trucking Association.
Mr. Scully brings to our Board the insight of a successful entrepreneur and operator, as well as extensive knowledge of the trucking industry.
Lizabeth Ardisana has served as a director of our Company since December 2019. Ms. Ardisana is the chief executive officer and the principal owner of the firm ASG Renaissance, LLC, which she founded in 1987. ASG Renaissance is a technical and communication services firm with experience providing services to clients in the automotive, environmental, defense, construction, healthcare, banking, and education sectors. Ms. Ardisana is also chief executive officer of Performance Driven Workforce, LLC, a scheduling and staffing firm that was founded in 2015 and has since expanded into five states. Ms. Ardisana, a Hispanic and female business owner, is an active business and civic leader in Michigan. Ms. Ardisana has held numerous leadership positions in a variety of non-profit organizations, including the United Way for Southeastern Michigan (where she serves as chair), Skillman Foundation, CS Mott Foundation, Kettering University, Metropolitan Affairs Coalition and Focus: Hope. She was appointed by the governor of Michigan to the executive board of the Michigan Economic Development Corporation and serves on its finance committee. Ms. Ardisana is also vice chair of the Wayne State University Physicians Group where she serves on the audit committee. She holds a bachelor’s degree in Mathematics and Computer Science from the University of Texas, a master’s degree in Mechanical Engineering from the University of Michigan and a master’s degree in Business Administration from the University of Detroit. Ms. Ardisana has been a member of the board of directors of Huntington Bancshares Inc. since 2016 and was a member of the board of directors of FirstMerit Corporation from 2013 to 2016.
Ms. Ardisana brings to our Board key experience and relationships in the automotive and environmental industries, as well as skills acquired through serving as a chief executive officer and as a member of multiple public and private company boards.
Karine Boissy-Rousseau has served as a director of our Company since December 2021. Ms. Boissy-Rousseau has served as Senior Vice President New Mobility and Marketing of TMS since September 1, 2021. Before that, Ms. Boissy-Rousseau was President of Air Liquide Hydrogen Mobility & Energy, where she led the development of hydrogen activities in the transportation sector for North America since 2019. Prior to that, she was Managing Director of Air Liquide Benelux Industries from 2016 to 2019 and General Manager of Air Liquide France Industries in Paris from 2012 to 2016. Ms. Boissy-Rousseau holds a Master’s degree in Chemical Engineering from Ecole Nationale des Industries Chimiques, Nancy and also a Master’s degree in Marketing and Management from Conservatoire National des Arts et Métiers, Paris.

Ms. Boissy-Rousseau was appointed as a director pursuant to director designation rights granted to TMS in June 2018, in a transaction described under “Certain Relationships and Related Party Transactions” below. Ms. Boissy-Rousseau brings to our Board extensive renewable fuels experience, significant management skills and key relationships within the TotalEnergies group.
James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011 and as its Chairman from January 2005 to 2008. Mr. Miller served on the board of directors of the Washington Mutual Investors Fund from October 1992 to December 2017. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. In 2017, Mr. Miller began serving as a Senior Fellow of the Administrative Conference of the United States, an independent federal agency dedicated to improving the administrative process. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.
Mr. Miller brings to the Board significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, as Chairman of the U.S. Federal Trade Commission and as Director of the U.S. Office of Management and Budget. Mr. Miller also contributes financial acumen and experience dealing with large and financially complex organizations.
Lorraine Paskett has served as a director of our Company since December 2021. Ms. Paskett has served as the Vice President at AES Corporation since April 2021 where she oversees all external policy and market rule development matters in California which include supporting a transition from fossil energy to renewable and zero carbon energy resources, renewable energy developments, energy storage, and future opportunities for advanced fuels. Before AES Corporation, Ms. Paskett founded Cambridge LCF Group, LLC, where she served from June 2012 to April 2021. Cambridge LCF Group, LLC provided strategic advice for companies in the gas and electric sectors with a focus on advanced fuels and climate. Prior to that, Ms. Paskett served in various positions (notably at PG&E, First Solar and LADWP) as well as holding government positions. From December 2015 to January 2020, Ms. Paskett served on the Metropolitan Water District board of directors representing the City of Los Angeles and served on the board of directors for the California Hydrogen Business Council, and was a Highspeed Rail Authority Commissioner, representing the California State Senate. Ms. Paskett holds a bachelor’s degree in Political Science from CSU Sacramento and a juris doctorate degree from McGeorge School of Law.
Ms. Paskett brings to our Board extensive experience in the energy, water and environmental sectors and is an industry leader in energy market reform, climate change policy, and renewable energy market development.
Kenneth M. Socha has served as a director of our Company since January 2003. From 1995 until his retirement at the end of 2014, Mr. Socha served as a Senior Managing Director of Perseus, L.L.C., a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.
Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor.
Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California’s largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and is a private investor. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry.
Parker A. Weil has served as a director of our Company since June 2020. Since August 2018, Mr. Weil has served as Vice Chairman of Investment Banking at Cowen and Company (Nasdaq:COWN) and has extensive financial and investment banking experience gained through over 30 years of providing M&A advice and capital raising services to companies in the energy & power, manufacturing, and business services industries. From June 2012 to April 2018, Mr. Weil was Managing Director of investment banking for Stifel Financial Corp. Prior to that, he spent 15 years at Bank of America Merrill Lynch, serving as Managing Director and Group Head — Energy & Power Group and thereafter Group Head — Middle Market Coverage and Execution Group. Since July 2017, he has served on the board of directors of 180 Degree Capital Corp. (Nasdaq:TURN), where he is Chairman of the Compensation Committee and a member of the Audit Committee and the Valuation Committee. Mr. Weil holds a Bachelor of Arts in Economics from the University of Pennsylvania and an MBA in Finance from the Kellogg Graduate School of Management at Northwestern University.
Mr. Weil brings to our Board significant financial and investment banking expertise and extensive knowledge in the energy and power industry. Mr. Weil also contributes business acumen and the perspective and financial acumen of a successful investment banker.
Laurent Wolffsheim has served as a director of our Company since September 2021. Mr. Wolffsheim has served as Senior Vice President, Strategy Growth & People within the Gas Renewables and Power division of TotalEnergies since January 2021. Before that, Mr. Wolffsheim served as Managing Director of Total Exploration & Production Qatar from 2017 to 2020; Vice President Budget & Financial Control for the TotalEnergies group from 2013 to 2017; Strategic Planning Manager within the Refining & Chemicals division of TotalEnergies from 2012 to 2013; Special Projects Manager at Total Refining & Marketing from 2010 to 2011; and Managing Director of Total Polska Sp. z.o.o. from 2007 to 2010. Prior to those positions, Mr. Wolffsheim held various other positions within the TotalEnergies group, where he has been employed since 1995. Mr. Wolffsheim has served on the board of directors of SunPower Corporation (Nasdaq:SPWR) since February 2021. Mr. Wolffsheim holds a degree in engineering from École Centrale de Lyon and a degree in business administration from École Supérieure des Sciences Économiques et Commerciales.
Mr. Wolffsheim was appointed as a director pursuant to director designation rights granted to TMS in June 2018, in a transaction described under “Certain Relationships and Related Party Transactions” below. He brings to our Board significant renewable natural gas and energy industry experience, significant management skills and key relationships within the TotalEnergies group.
Selecting Our Director Nominees
Under its charter and our corporate governance guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of potential new Board members, as well as the composition of the Board as a whole. This assessment includes an analysis of each member’s qualifications as a director and each member’s independence, as well as consideration of age, experience and other diversity factors in the context of the needs of the Board.
Minimum Criteria
Pursuant to our corporate governance guidelines, a majority of our directors must meet the standards for independence as required by Nasdaq, and no director may serve on more than three other public company boards of directors unless approved in advance by the Board. Further, applicable Nasdaq rules provide that at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and the members of certain of our Board committees must satisfy enhanced independence and financial expertise standards under applicable Nasdaq and SEC rules. We also believe all directors should possess the following attributes:
•
Professional ethics and values, consistent with our code of ethics (described below under “Corporate Governance — Code of Ethics”);

•
A commitment to building stockholder value;

•
Business acumen and broad experience and expertise at the policy-making level in one or more of the areas of particular consideration described under “Key Qualifications, Skills and Attributes” below;

•
The ability to provide insights and practical wisdom based on the individual’s experience or expertise; and

•
Sufficient time to effectively carry out duties as a Board member.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the nominating and corporate governance committee may consider these factors and any such other factors as it deems appropriate. The nominating and corporate governance committee does, however, review the activities and associations of each potential director candidate to ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board.
Diversity
Although we do not have a formal policy with respect to Board diversity, the nominating and corporate governance committee strives to assemble a board of directors that brings to our Company a variety of perspectives, skills and expertise. To achieve this, the nominating and corporate governance committee considers individuals from various disciplines and backgrounds in recommending director nominees to the Board, including diversity characteristics that may be self-identified by directors or director nominees, such as race, gender, military service, or other socioeconomic or demographic characteristics. The nominating committee also seeks to recommend directors who possess a broad range of business, professional, governmental, community involvement and natural gas and energy industry experience.
The nominating and corporate governance committee assesses these and other factors as it deems appropriate in connection with its annual review of each director and the Board as a whole and takes these factors into account when determining whether to nominate existing directors for re-election in connection with this annual review. The nominating and corporate governance committee also takes these factors into account when considering any director nominee outside of its annual review process, such as when a vacancy exists on the Board or when a stockholder suggests a new director candidate that the committee or the Board decides to consider for a mid-year appointment. In addition, as part of its annual self-evaluation process, the nominating and corporate governance committee assesses its consideration of diversity in identifying and evaluating director candidates, including the key qualifications, skills and attributes that it aims for directors to possess.
The nominating and corporate governance committee is committed to further diversifying the Board across a number of metrics, including gender and representatives of underrepresented communities. Our Board appointed three female directors since 2019, including Ms. Lizabeth Ardisana in December 2019 and each of Ms. Karine Boissy-Rousseau and Ms. Lorraine Paskett in December 2021. Three of our ten directors are female and two of our ten directors self-identify as an “underrepresented minority” as such term is defined by Nasdaq Listing Rule 5605(f).
Board Refreshment
Board members with a diversity of life experiences, backgrounds and gender are important to bring a variety of perspectives to our Board, as discussed above under “Diversity.” We aim to regularly bring new directors to our Board at a responsible pace to ensure the Board benefits from fresh ideas and perspectives, while balancing the importance of directors who have experience with our Company.
Board refreshment is a key matter considered during our annual Board and committee self-evaluations. We have refreshed a majority of our Board since 2018, including the retirement of three long-tenured directors and the appointment of three female directors since 2020. The average tenure of our Board members is eight (8) years.

Key Qualifications, Skills and Attributes
The nominating and corporate governance committee regularly reviews the appropriate skills and characteristics required of Board members in the context of the composition of the Board, our operating requirements, and the long-term interests of stockholders. When conducting its review of the key qualifications, skills and attributes desired of Board members, the nominating and corporate governance committee particularly considers:
Senior Leadership Experience:	Board members who have served in senior leadership positions, such as a chief executive officer, chairman, senior executive, or leader of significant operations, are important to us because they have the experience and perspective to analyze, shape and oversee the execution of important strategic, operational and policy issues. These Board members’ insights and guidance, and their ability to assess and respond to situations encountered by our Board, may be enhanced by leadership experience at complex businesses or organizations.
RNG and Conventional Natural Gas and Industry Experience:	Because we are seeking to drive adoption of RNG and conventional natural gas as a vehicle fuel by fleet vehicle operators, primarily in the trucking, airport, refuse, public transit, industrial and institutional energy user and government fleet markets, relevant education or experience in our industry is key for understanding our markets, strategy, risk management and operations.
Government, Legal, Public Policy and Regulatory Expertise:	Board members who have served in government positions provide experience and insights that help us work constructively with governments and address significant public policy issues. Board members with a background in law can assist the Board and legal team in fulfilling its oversight responsibilities regarding our legal and regulatory compliance and our engagement with regulatory authorities.
Financial Expertise:	Knowledge of financial markets, financing and funding operations and accounting and financial disclosure and reporting processes is important to have well-represented on our Board. This experience helps our Board members in understanding and overseeing our capital structure, financing and investing activities, as well as our financial reporting and internal controls.
Public and Private Company Board Experience:	Board members with public and private company board experience understand the dynamics and operations of a corporate board. These matters include the relationship of a company board with senior management personnel, the legal and regulatory landscape in which companies must operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.
From time to time, the nominating and corporate governance committee will also consider such other qualifications, skills and attributes as it deems appropriate given the needs of the Board and the Company to maintain a balance of knowledge, experience, background and capability.
Director Nominee Evaluations
At least annually, our nominating and corporate governance committee leads an evaluation of each of our directors and our Board as a whole and each of its committees. In evaluating whether a current director should continue to serve on our Board, the nominating and corporate governance committee considers a number of factors, including the minimum criteria and diversity goals described above and each director’s qualifications, skills and attributes in the areas identified by the committee as particularly important to our Board. In concluding that each of the director nominees should continue to serve as directors of the Company, the nominating and corporate governance committee considered their knowledge, experience and expertise in these areas as indicated in the table below, which they gained from their professional backgrounds described under “Director Nominees” above.
Director	Senior Leadership Experience	RNG and Natural Gas and Industry Experience	Government, Legal and Regulatory Expertise	Financial Expertise	Company Board Experience
Andrew J. Littlefair	√	√	√		√
Stephen A. Scully	√	√		√	√
Lizabeth Ardisana	√	√	√	√	√
Karine Boissy-Rousseau	√	√			√
James C. Miller III	√	√	√	√	√
Lorraine Paskett	√	√	√		√
Kenneth M. Socha	√	√	√		√
Vincent C. Taormina	√	√
Parker A. Weil	√	√	√	√	√
Laurent Wolffsheim	√	√		√	√
OUR BOARD RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES
NAMED IN THIS PROPOSAL 1

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.
Although our amended and restated bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of KPMG LLP, the audit committee of the Board may consider whether to retain the firm. Even if our stockholders ratify the appointment of KPMG LLP, the audit committee of the Board may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.
Independent Registered Public Accounting Firm Fees and Services
The following table shows the aggregate fees billed to us for services rendered by KPMG LLP during the periods presented:
	Year Ended December 31,
	2020 ($)	2021 ($)
Audit Fees(1)	1,278,000	1,588,076
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	1,278,000	1,588,076

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8 and Form S-3, including related comfort letters) and other services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures
Pursuant to our audit committee charter, all audit and permitted non-audit and tax services, as well as the fees and terms of such services, that are provided by our independent registered public accounting firm are pre-approved by the audit committee of the Board. The audit committee may also delegate authority to grant pre-approvals to one or more audit committee members, provided that the pre-approvals are reported to the full audit committee at its regularly scheduled meetings. In considering such services for approval, the audit committee considers, among other things, whether the provision of the services is compatible with maintaining the independence of our independent registered public accounting firm.
All services provided by KPMG LLP in 2020 and 2021 were pre-approved by the audit committee in accordance with the foregoing pre-approval policy.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3
ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.
As described in detail under “Compensation Discussion and Analysis” below, our executive compensation program is designed to attract, retain and motivate talented and dedicated executive officers; to reward individual performance and achievement of key corporate objectives without promoting excessive or unnecessary risk-taking; to align the interests of our executives with those of our stockholders; and to provide compensation that we believe is fair in light of an executive’s experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to other executives of our Company and certain peer companies. Under this program, determinations regarding each named executive officer’s compensation are based on, among other factors, the individual’s performance and contribution to our strategic plans and other business objectives; the Company’s overall performance, in light of business and industry conditions; general industry benchmarks and trends, including the compensation practices of certain peer companies; the level of the individual’s responsibility; the seniority of the individual; the individual’s long-term commitment to our Company; the available pool of individuals with similar skills; principles of pay equity and relative pay; the role of each compensation component in achieving the objectives of our executive compensation program; and the compensation committee’s business judgment and experience. Please read the “Compensation Discussion and Analysis” beginning on page 32 for additional details about our executive compensation program.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. We believe the compensation of our named executive officers is appropriate and serves to both incentivize and retain our highly skilled executive leadership team. Attracting, retaining and motivating key executives is crucial to our success. This say-on-pay proposal gives our stockholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific component of compensation, but rather relates to the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we ask that our stockholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included therein.”
This say-on-pay proposal is being provided as required by Section 14A of the Exchange Act and is advisory and therefore not binding on the Company, the compensation committee or our Board in any way. Our Board and our compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.
Our current policy is to provide stockholders with an opportunity to vote on the compensation of our named executive officers each year at the annual meeting of stockholders. It is expected that the next such advisory vote will occur at the 2023 annual meeting of stockholders.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC

PROPOSAL 4
APPROVAL OF THE COMPANY’S
2022 EMPLOYEE STOCK PURCHASE PLAN
General
At the Annual Meeting, stockholders will be asked to approve the 2022 Employee Stock Purchase Plan and the reservation of 2,500,000 shares of our common stock for issuance under the New ESPP. The New ESPP was adopted by the Board, subject to stockholder approval, on April 6, 2022.
The Company currently maintains the Clean Energy Fuels Corp. Employee Stock Purchase Plan (the “Old ESPP”). As of March 15, 2022, a total of 1,796,912 shares of common stock were available for new option grants under the Old ESPP, before giving effect to outstanding purchase rights for the currently in-progress offering period that will end on June 30, 2022. If stockholders approve the New ESPP, the Old ESPP will terminate following the conclusion of the currently in-progress offering period on June 30, 2022, and the shares available under the Old ESPP will no longer be available for option awards under either the Old ESPP or the New ESPP (i.e., the New ESPP does not have a “pour over” feature). If stockholders do not approve the New ESPP, the Company will continue to have the authority to grant new options under the Old ESPP until the term of the Old ESPP expires in 2023. If stockholders approve the New ESPP, the first offering period under the New ESPP is expected to begin on July 1, 2022.
Under the New ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the New ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common shares during periodic “Offering Periods” as described below at a discount from the then current market price. The Board believes that the New ESPP will continue to help the Company retain and motivate eligible employees and will continue to help further align the interests of eligible employees with those of the Company’s stockholders. No purchase rights will be exercised and no shares will be issued under the New ESPP without stockholder approval.
A general description of the New ESPP is set forth below. This description is qualified in its entirety by the terms of the New ESPP, a copy of which is attached to this Proxy Statement as Annex A.
Administration
It is anticipated the compensation committee will serve as the Plan Administrator, and as such will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the New ESPP.
Shares Available Under the New ESPP
A total of 2,500,000 shares of common stock are authorized for purchase over the term of the New ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event. If stockholders approve the New ESPP, the Old ESPP will terminate following the conclusion of the currently in-progress offering period on June 30, 2022, and the shares available under the Old ESPP will no longer be available for option awards under either the Old ESPP or the New ESPP (i.e., the New ESPP does not have a “pour over” feature).
Offering Periods
The New ESPP is expected to be implemented through two offering periods per calendar year, with each offering period lasting six months. The Plan Administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the New ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period.

Eligibility
Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its subsidiaries are eligible to participate in the New ESPP, except that the Plan Administrator may exclude from an offering period any individual who is regularly expected to work less than twenty hours per week or less than five months per calendar year in the employ of the Company or any subsidiary, any individual who has been employed less than 2 years, and certain highly compensated employees of the Company or any subsidiary. An eligible employee may only join an offering period on the start date of that period. Subsidiaries include any subsidiary corporation of the Company, whether now existing or hereafter organized, which elects, with the approval of the Plan Administrator, to extend the benefits of the New ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Internal Revenue Code of 1986 (“Code”)) are ineligible to participate in the New ESPP if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the New ESPP or an offering to violate Section 423 of the Code.
As of March 15, 2022, 4 executive officers and approximately 437 other employees were expected to be eligible to participate in the New ESPP.
Purchase Provisions
Each participant in the New ESPP may authorize periodic payroll deductions that may not exceed the lesser of (i) 10% of his or her compensation, which is defined in the New ESPP to include his or her regular base salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements of expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) and (ii) such lesser amount determined by the Plan Administrator per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period.
On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.
Purchase Price
The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period is equal to 85% of the fair market value per share of the common stock on the last day of the offering period.
Valuation
The fair market value of the common stock on a given date is the closing sales price of the common stock on the Nasdaq Global Select Market as of such date. As of March 15, 2022, the fair market value of a share of the Company’s common stock as reported on the Nasdaq Stock Market was $7.17.
Special Limitations
The New ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following limitations:
•
No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•
No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

Termination of Purchase Rights
A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.
Assignability
No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.
Corporate Transaction
In the event of the proposed dissolution or liquidation of the Company, the then-current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Plan Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, certain mergers, an acquisition of a controlling interest in the Company or a change in the composition of a majority of the Board following a contested election (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.
Changes in Capitalization
In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the New ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.
Amendment and Termination
The New ESPP will terminate upon the earlier to occur of (i) June 30, 2032, or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.
The Plan Administrator may at any time terminate or amend the New ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or listing rule), the Company shall obtain stockholder approval in such a manner and to such a degree as may be required.
New Plan Benefits
Because the number of shares of common stock issued under the New ESPP depends on the level of participation by its participants, we cannot determine the number of shares of common stock that may be awarded in the future to eligible employees.
Federal Income Tax Consequences
Following is a general summary of the current federal income tax principles applicable to the New ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.
The New ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the New ESPP are made on an after-tax basis. That is, a participant’s New ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.
Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her New ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the New ESPP (including upon a deemed sale upon the death of a participant). The particular tax consequences of a sale of shares acquired under the New ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the New ESPP and ends on the later of (1) two years after the grant date of the offering period in which the participant acquired the shares, or (2) one year after the purchase date on which the participant acquired the shares.
If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the grant date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares, or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.
The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the purchase date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the purchase date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the purchase date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase ate and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Interests in Proposal
All of our executive officers are eligible to participate in the New ESPP and thus have a personal interest in the approval of the New ESPP.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE NEW ESPP AND THE
RESERVATION OF 2,500,000 SHARES OF OUR COMMON STOCK FOR ISSUANCE UNDER THE
NEW ESPP, AS DESCRIBED ABOVE AND SET FORTH IN ANNEX A HERETO.

CORPORATE GOVERNANCE
Board and Committee Composition
The following sets forth certain key features of the composition of our Board and its standing committees:
Board Committees
	Board of Directors	Audit(1)	Compensation(1)	Nominating and Corporate Governance
Directors:
Andrew J. Littlefair
Stephen A. Scully	♦, I	•, ▲
Lizabeth Ardisana	I		©	•
Karine Boissy-Rousseau
James C. Miller III	I	©, ▲
Lorraine Paskett
Kenneth M. Socha	I		•	•
Vincent C. Taormina	I	•		©
Parker A. Weil	I	•, ▲	•
Laurent Wolffsheim
Former Directors:(2)
Philippe Charleux
John S. Herrington	I
Thomas Maurisse
Philippe Montantême
Observer:
Anne de Peyrelongue(3)		√
Meetings:
Held in 2021(4)	5(5)	4	5	2

♦
Chairman of the Board.

I
Determined by our Board to be an independent director, within the meaning of applicable rules of Nasdaq.

•
Committee member.

©
Committee Chair.

▲
Audit committee financial expert, as defined in the rules of Nasdaq and the SEC.

√
Observer.

(1)
Our Board has determined that each member of the audit and compensation committees satisfies the enhanced independence standards applicable to members of such a committee under, and, with respect to the compensation committee, considering the factors set forth in Nasdaq and SEC rules. In addition, our Board has determined that each member of the audit committee has sufficient knowledge in reading and understanding the Company’s financial statements to serve on such committee, and each member of the compensation committee is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an outside director as defined in Section 162(m) of the Code.

(2)
Mr. Montantême served as a director of our Company from September 2018 until February 2021; Mr. Herrington served as a director of our Company from November 2005 to March 2021; Mr. Maurisse served as a director of our Company from February 2021 to September 2021; and Mr. Charleux served as a director of our Company from February 2020 to December 2021. Messrs. Charleux, Montantême and Maurisse each resigned from our Board due to a decision by TMS, a wholly owned subsidiary of TotalEnergies, to replace such directors with new director designees. Our Board previously determined that Mr. Herrington was independent under the Nasdaq Listing Rules during the period of his service on the Board. Messrs. Charleux, Montantême and Maurisse were not independent under the Nasdaq Listing Rules during their respective service as a director due to each being a director designee of TMS.

(3)
Ms. de Peyrelongue, the Senior Vice President Corporate Affairs and Americas at TMS, was appointed as an observer of the audit committee in September 2021 pursuant to TMS’ director and observer designation rights, described under “Certain Relationships and Related Party Transactions” below. Ms. de Peyrelongue replaced Henri Max Ndong-Nzue who served as an observer on the audit committee from February 2020 until September 2021.

(4)
Each director attended at least 75% of the total number of meetings of the Board and all applicable committees on which each he or she served that were held in 2021.

(5)
Our directors typically hold at least two executive sessions each year and held four such executive sessions in 2021.

Board Committees
We have established the following active committees: an audit committee, compensation committee, and nominating and corporate governance committee. Our Board also creates committees from time to time to oversee financing transactions or other significant corporate matters. Our Board and audit committee generally meet at least quarterly, and our other committees meet on an as-needed basis. Each of the Board committees has the responsibilities described below. Copies of the current charters of the audit committee, compensation committee, and nominating and corporate governance committee, as adopted by the Board, are accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance.
Audit Committee
We believe the functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and with all applicable Nasdaq and SEC rules. The functions of this committee include:
•
Appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

•
Assessing the independence of our independent registered public accounting firm;

•
Discussing our annual audited and quarterly financial statements and the conduct of each audit with management, our internal finance department and our independent registered public accounting firm;

•
Overseeing our information technology and cybersecurity;

•
Establishing procedures for employees to anonymously submit concerns regarding accounting or auditing matters;

•
Periodically reviewing with our independent registered public accounting firm and with management our financial reporting processes and internal controls;

•
Discussing our policies with respect to risk assessment and risk management; and

•
Reviewing, overseeing and approving all related-party transactions (as such term is defined in applicable SEC rules).

Compensation Committee
We believe the functioning of our compensation committee complies with all applicable Nasdaq and SEC rules. The functions of this committee include:
•
Reviewing and approving all of our compensation plans, policies and programs as they affect our executive officers;

•
Administering our equity incentive plans and employee stock purchase plans;

•
Retaining and assessing the independence of any compensation consultants or advisors;

•
Reviewing and approving the fees and other compensation paid to our independent directors;

•
Monitoring our compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits; and

•
Overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.

The compensation committee may designate one or more subcommittees, each subcommittee to consist of two or more members of the compensation committee and may generally delegate its authority to any such subcommittee(s).
Nominating and Corporate Governance Committee
We believe the functioning of our nominating and corporate governance committee complies with all applicable Nasdaq and SEC rules. The functions of this committee include:
•
Developing and recommending to the Board criteria to be used in screening and evaluating potential director candidates;

•
Reviewing, evaluating and recommending to the Board qualified director candidates;

•
Establishing and overseeing a policy for considering stockholder nominees for director, and evaluating any such nominees;

•
Monitoring and reviewing any issues regarding director independence or involving potential conflicts of interest; and

•
Developing and recommending to the Board corporate governance guidelines and a code of ethics and reviewing and recommending changes to these documents as appropriate.

Board Leadership Structure
The Board has determined that our current structure of separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and our stockholders. Mr. Scully has served as Chairman of the Board since January 2018; and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Scully focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions, and ensures the Board agenda is appropriately directed toward matters significant to the Company. Separating the roles of Chairman of the Board and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on managing the day-to-day direction and implementing the long-term strategic goals of the Company.
The functions of the Board are carried out by the full Board and, when delegated, by the Board’s committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.
Board Role in Risk Oversight
Risk is inherent in every business. We face a number of risks, including business, operational, strategic, competitive, financial, political, legislative, environmental, safety and regulatory risks, as well as risks related to compensation, cybersecurity threats or incidents, capital expenditures, derivative transactions, commodity-based exposures, acquisitions or other strategic transactions and financing and other liquidity matters. In general, our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management.
In its risk oversight role, the Board and each of its committees regularly review and discuss, internally and with management, the material risks confronting our business, based on reports prepared and delivered by management that address these risks and other information deemed relevant. The Board also monitors our risk management and corporate governance policies, including the day-to-day risk management processes designed and implemented by management, and generally evaluates how management operates our Company with respect to risk exposures. These risks and risk management policies are also reviewed and analyzed in depth by the Board at an annual strategic planning session with members of senior management. The Board considers the risks and vulnerabilities we face when granting authority to management and approving business strategies and particular transactions. Additionally, the full Board oversees our initiatives and risk management activities relating to sustainability, diversity, equity and inclusion.
The Board performs its risk oversight function in part through its committees, which are comprised solely of independent directors. Each Board committee’s risk oversight role is as follows:
•
The audit committee oversees management of risks related to our financial reporting, disclosure processes and accounting policies, and information technology and cybersecurity, as well as any related party or conflict-of-interest transactions;

•
The compensation committee oversees management of risks related to our compensation practices and policies; and

•
The nominating and corporate governance committee oversees management of risks related to Board processes and composition, including director independence, and corporate governance matters.

Information Security
Our Chief Operating Officer oversees cybersecurity and other information technology risks affecting the Company and reports on the same to the Board at least quarterly. Our Audit Committee formally oversees information security, including cybersecurity risks, and receives regular updates from management. We use a combination of internal security technology solutions, paired with strategic external partnerships to mitigate cybersecurity threats to the Company. We leverage the cybersecurity framework of our security managed service provider and have implemented a training and compliance cybersecurity program. We have, and will continue to, use third party security firms to perform simulated cyber-attacks on our environment to identify exploitable vulnerabilities. We use these results to harden our security posture with our security managed service provider. Our information technology infrastructure is externally audited as part of our Sarbanes Oxley audit process and our controls include information security standards. We maintain standalone cybersecurity insurance and believe we are adequately insured against losses related to a potential information security breach. We have not experienced a material breach in information security.
Code of Ethics
We have adopted a written code of ethics applicable to our directors, officers and other employees, including our principal executive, financial and accounting officers and controller or persons performing similar functions. This code of ethics establishes policies to promote honest and ethical conduct and is designed to comply with applicable Nasdaq and SEC rules. The nominating and corporate governance committee reviews our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate.
Our code of ethics is accessible on our website at
http://investors.cleanenergyfuels.com/corporate-governance. We expect that any amendments to or waivers from certain provisions of our code of ethics applicable to any principal executive, financial or accounting officer or controller or persons performing similar functions will be disclosed on our website to the extent required by applicable Nasdaq or SEC rules.
Corporate Governance Guidelines
We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Board leadership structure, director compensation, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company’s strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically and may from time to time propose or adopt additions or amendments it determines are required or appropriate. Our corporate governance guidelines are accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance.

Board Evaluations
At least annually, our nominating and corporate governance committee leads an evaluation of each of our directors and our Board as a whole and each of its committees. As part of this evaluation, the Board considers the areas in which the Board believes it could improve.
Chief Executive Officer Evaluation and Management Succession
Our Board works with our nominating and corporate governance committee to evaluate potential successors to our Chief Executive Officer and to ensure that a CEO succession plan is in place. Our Chief Executive Officer also makes available his recommendations and evaluations of potential successors, as well as reviews any development plans recommended for such individuals.
Director Stock Ownership Guidelines
We believe it is important to encourage our directors to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our directors. These guidelines provide that each non-employee director is required to own shares of our common stock valued at $180,000 or more by the later of December 14, 2019 and five years after the date of a director’s initial election to the Board. Stock options are not counted toward satisfaction of these stock ownership requirements. Directors who attain this stock ownership level by the stated deadline will continue to satisfy the stock ownership requirements if the value of their stock holdings declines after such deadline solely due to a decrease in the trading price of our common stock. All of our non-employee directors, with the exception of Mses. Boissy-Rousseau and Paskett and Mr. Wolffsheim, had satisfied these stock ownership guidelines as of the record date for the Annual Meeting. Ms. Paskett, who was appointed to the Board in December 2021, is still within the five-year grace period to comply with the stock ownership guidelines. In addition, the Board has determined that the director stock ownership guidelines do not apply to Ms. Boissy-Rousseau or Mr. Wolffsheim for so long as each is designated by TMS to serve as a director and waives his or her right to receive compensation for serving on the Board. See the descriptions under “Proposal 1: Election of Directors — General” and “Director Compensation” for more information.
We have also established stock ownership guidelines applicable to certain of our executive officers, which are described under “Compensation Disclosure and Analysis — Executive Stock Ownership Guidelines” below.
Stockholder Communications with the Board
We have adopted a formal process by which stockholders and interested parties may communicate with our Board, which is accessible on our website at
http://investors.cleanenergyfuels.com/corporate-governance/contact-the-board. This centralized process assists the Board in reviewing and responding to communications from stockholders and other interested parties in an appropriate manner. Communications to the Board must be in writing and mailed to our Corporate Secretary at the address of our principal executive offices. The communication can be addressed to one or more individual directors or to the Board as a group, and the name of any specific intended recipient(s) should be noted in the communication. Communications submitted by postal mail may be anonymous. The Corporate Secretary typically reviews all such communications and will forward them to the Board or any identified individual director(s), unless any such communication is deemed to be, in the Corporate Secretary’s discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal or similarly unsuitable for Board consideration.
Director Nomination Process
Our Board, as a whole and through our nominating and corporate governance committee, is responsible for identifying, evaluating and recommending nominees to serve as directors of our Company.
Identifying and Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for identifying individuals qualified to become members of the Board and recommending these candidates to our Board for nomination or appointment. Our nominating and corporate governance committee may utilize a variety of methods to identify potential director candidates. For example, candidates may come to the attention of the nominating and corporate governance committee through current members of the Board, executive officers, professional search firms, stockholders or others. These candidates may be evaluated and considered by our nominating and corporate governance committee at any point during the year, including in connection with each annual meeting of our stockholders. For each such annual meeting, the nominating and corporate governance committee recommends to our Board certain director nominees to stand for election at the annual meeting based on the committee’s evaluation of all potential director candidates, including incumbent directors. The Board then selects its director nominees based on its determination, relying on the recommendation of and other information provided by the nominating and corporate governance committee as it deems appropriate, of the suitability of each potential director candidate to serve as a director of our Company.
Stockholder Recommendations of Director Candidates
In accordance with its charter, our nominating and corporate governance committee is responsible for considering and evaluating properly submitted stockholder recommendations of candidates for Board membership. Any such recommendation of director candidates for nomination by the Board in connection with our next annual meeting of stockholders should be made in writing by January 1st of the applicable year and delivered or mailed to our Corporate Secretary at the address of our principal executive offices, and should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the proposed director candidate. We may also request that any proposed director candidate and any stockholder proposing a director candidate furnish us with such other information as may reasonably be required for our nominating and corporate governance committee to determine the eligibility of such proposed director candidate to serve as a director of our Company.
All properly submitted stockholder recommendations will be aggregated together and with any other director candidates proposed by other sources, for consideration and evaluation by our nominating and corporate governance committee and will receive the same consideration by our nominating and corporate governance committee as is received by any other director candidate. In evaluating all director candidates, the nominating and corporate governance committee will consider, among other things, the director qualifications set forth in our corporate governance guidelines, as described in “Proposal 1: Election of Directors” above. Any stockholder-recommended director candidate that is selected by our nominating and corporate governance committee would be recommended by the committee as a director nominee to the Board, which would then consider and evaluate the candidate in the same manner and based on the same criteria and qualifications as other prospective director candidates. If approved by the Board, the stockholder-recommended candidate would be appointed as a director to a vacant seat on the Board or included in the Board’s slate of director nominees to stand for election at our next annual meeting of stockholders.
Sustainability and Safety
Identifying Strategic Priorities
In the third quarter of 2020, Clean Energy worked with Business for Social Responsibility (BSR) to develop a robust and ambitious sustainability strategy. To do so, a materiality assessment was conducted that helped us determine which environmental, social and governance (“ESG”) issues have the greatest impact on our business success and where we have the most impact on stakeholders. The resultant list of key material issues from the assessment was used to form the foundation of our sustainability vision, strategy and goals, which Clean Energy looks to continue building upon as new emerging issues come to light. In the summer of 2022, we expect to publish a sustainability report on our website at www.cleanenergyfuels.com, which will highlight the efforts of different teams across the organization and provide information on our 2021 performance on material ESG issues.

Sustainability Strategy
Our vision is to deliver renewable transportation fuel for a cleaner, safer, more equitable tomorrow.   We launched our strategy and goals to drive progress across three pillars: fueling the transition to renewable energy in transportation, building the workforce for the future of renewable energy, and advancing smart policies that drive the transformation to renewable fuels.
In 2021, we continued to focus on building trusted partnerships with our stakeholders to help achieve progress towards our goals, as well as on improving our operations to align with our sustainability goals. We recognize that our environmental impact includes more than our products and that we must foster a culture of sustainability in our operations. Each of the three pillars of our sustainability strategy incorporates parts of our own business operations, to ensure that our advocacy and external progress in sustainability is aligned with our internal operations.
Fueling Transportation’s Transition to Renewable Energy:   Clean Energy is an increasingly versatile renewable energy company. We enable our customers to transition to fuels with lower greenhouse gas emissions, which helps mitigate climate change and lower criteria pollutant emissions. We are also committed to doing our part to reduce our own emissions across our operations and supply chain, while helping our customers reduce their environmental impacts by using low and negative carbon intensity RNG fuels.
Building the Workforce for the Future of Renewable Energy:   At Clean Energy, we recognize that a diverse workforce with a culture of inclusivity and safety is critical to our success as a company. In alignment with global environmental, social and governance reporting, we recognize the importance of maintaining a diverse and inclusive workforce and supplier base that is reflective of the communities in which we operate. We acknowledge the lack of diversity in the energy sector and strive to be part of the solution. The safety of our employees and contractors is also a top priority, and we strive to be a zero-incident workplace for our service technicians and staff, as well as our customers using our facilities.
Advancing Smart Policies that Drive the Transformation to Renewable Fuels:   Enacting systemic change across all industries will be necessary to achieve our collective climate goals. We recognize that the effects of climate change are already impacting the Earth today, and that the transition to a low-carbon economy is likely to bring new risks to businesses that do not adapt. We also recognize that conventional natural gas extraction and processing causes environmental and social impacts that must be appropriately and equitably managed. By investing in the green energy transition, we reduce our own risks and provide long lasting benefits to society. To enable lasting change, we must ensure the adoption of performance-driven state and federal policies that accelerate the shift to renewable zero or negative carbon intensity fuels in a way that does not place an undue burden on small businesses or underrepresented communities. Clean Energy is also committed to contributing to economic development in communities where we conduct business by hiring local suppliers whenever possible.
Goals and Commitments   Listed below are the current ESG goals and targets that Clean Energy has set. For more information on our performance against these goals and targets, please reference our 2021 annual sustainability report when it is published.

INFORMATION ABOUT EXECUTIVE OFFICERS
The names of our executive officers, their ages as of the date of this Proxy Statement, their current positions and offices with our Company and, for executive officers who are not also members of our Board, other information about their backgrounds are shown below. We have entered into employment agreements with each of our executive officers, which are described under “Compensation Discussion and Analysis — Employment Agreements” below, that establish, among other things, each executive officer’s term of office. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company.
Name	Age	Position(s) and Office(s)
Andrew J. Littlefair	61	President, Chief Executive Officer and Director
Robert M. Vreeland	61	Chief Financial Officer
Mitchell W. Pratt	62	Chief Operating Officer and Corporate Secretary
Barclay F. Corbus	55	Senior Vice President, Strategic Development and Renewable Fuels
Robert M. Vreeland has served as our Chief Financial Officer since October 2014. From 2012 to 2014, Mr. Vreeland served as our Vice President, Finance and Accounting. Prior to joining the Company, Mr. Vreeland was a consultant at RV CPA Services, PLLC, a provider of certified public accounting services. From 1997 to 2009, Mr. Vreeland held various finance and accounting positions at Hypercom, an electronic payment and digital transactions service provider, including Interim Chief Financial Officer, Senior Vice President and Corporate Controller, Senior Vice President, Operations, and Vice President of Financial Planning and Analysis. Prior to joining Hypercom, Mr. Vreeland spent 12 years at Coopers & Lybrand, an accounting firm that later merged to become PricewaterhouseCoopers. Mr. Vreeland earned a B.S. from Northern Arizona University and is a certified public accountant.
Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.
Barclay F. Corbus has served as our Senior Vice President, Strategic Development and Renewable Fuels since December 2021. From September 2007 to December 2021, Mr. Corbus served as our Senior Vice President, Strategic Development. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, an investment bank that managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company, and is a Trustee of the College of the Atlantic. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This compensation discussion and analysis describes the material features of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer (Andrew J. Littlefair) or principal financial officer (Robert M. Vreeland) in 2021, and the only two other individuals who were serving as executive officers at the end of 2021 or at any time during the 2021 calendar year (Mitchell W. Pratt and Barclay F. Corbus). Messrs. Littlefair, Vreeland, Pratt and Corbus are collectively referred to as our “named executive officers.” This analysis also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices for administering such programs.
Business
We are North America’s leading provider of the cleanest fuel for the transportation market, based on the number of stations operated and the amount of gasoline gallon equivalents (“GGEs”) of RNG and conventional natural gas delivered. Through our sales of RNG, which is derived from biogenic methane produced by the breakdown of organic waste, we help thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas, while also reducing criteria pollutants such as Oxides of Nitrogen, or NOx. RNG is delivered as compressed natural gas (“CNG”) and liquefied natural gas (“LNG”). Our sales of RNG have increased dramatically, from 13.0 million GGEs in 2013 (the year we introduced RNG to the vehicle fuel market) to 167.0 million GGEs in 2021. The Company’s sales of RNG have grown from 12% of our vehicle fuel sales in 2013 to 78% of our vehicle fuel sales in 2021. We believe that during 2021 we provided 58% and 47% of the RNG used for transportation fuel in California and the United States, respectively. Our business uniquely benefits from the U.S. federal, state and local government credits generated by selling RNG as a vehicle fuel (collectively, “Environmental Credits”), which are generated by the party that dispenses RNG into vehicle fuel tanks. We believe we have access to more dispensers than any other market participant.
As a clean energy solutions provider, we supply RNG and conventional natural gas, in the form of CNG and LNG, for heavy and medium-duty vehicles; design and build, as well as operate and maintain, public and private fueling stations; sell and service compressors and other equipment used in RNG production and at fueling stations; transport and sell RNG and conventional natural gas via “virtual” natural gas pipelines and interconnects; sell Environmental Credits we generate; and obtain other federal, state and local tax credits, grants and incentives.
We serve fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse and public transit. We believe these fleet markets will continue to present a growth opportunity for our vehicle fuels for the foreseeable future. As of December 31, 2021, we deliver RNG to the transportation market through 548 fueling stations we own, operate or supply in 42 states and the District of Columbia in the U.S., including over 200 stations in California
Key 2021-2022 Pay Decisions
Key pay decisions for 2021 and 2022 include the following:
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For 2021 the compensation committee maintained Mr. Littlefair’s base salary at his 2020 level (it has been at the same level since 2015) and increased the base salaries of Messrs. Vreeland, Pratt and Corbus by 13%, 8% and 8%, respectively.

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Based on our performance results achieved for 2021, the compensation committee awarded cash incentives under our 2021 performance-based cash incentive plan to our named executive officers above each executive’s target incentive.

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In the first quarter of 2021, the compensation committee granted RSUs and stock options to our named executive officers, in accordance with our regular grants of long-term incentives to employees.

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In December of 2021, the compensation committee introduced two new types of performance-based stock option awards that were granted to the named executive officers as additional long-term incentives. The first new performance-based option is structured to incentivize securing additional GGEs of RNG supply via investment to increase the volume of our RNG deliveries, and the vesting of 100% of each grant is subject to the Company’s attainment of RNG supply milestones. The second new performance-based option is structured to incentivize long-term appreciation in the value of our shares, and the vesting of 100% of each grant is subject to the Company’s attainment of a stock price representing a greater than 100% premium above the closing price of a share of common stock on the grant date. The compensation committee determined in December that the Company was at a critical juncture and that it was of primary importance to incentivize the named executive officers to (1) create long-term stockholder value by increasing the Company’s price per share and (2) strategically execute on expanding our RNG business over the long-term. The December grants represent the largest component of each named executive officer’s 2021 compensation and are intended to provide a meaningful performance-based equity incentive over a number of years going forward. Because of the December grants, the compensation committee determined it will not grant any additional equity awards to named executive officers in calendar 2022.

Introduced new performance-based option grants in December of 2021 to incentivize strategic investment in our RNG business and long-term share price appreciation. No additional equity awards will be made to named executive officers in calendar 2022.

Compensation Program Objectives and Philosophy
Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to attract, retain and motivate talented and dedicated executive officers; to reward individual performance and achievement of key corporate objectives, including the objectives set forth in our annual strategic plan, without promoting excessive or unnecessary risk-taking; to align the interests of our executives with those of our stockholders; and to provide compensation that we believe is fair in light of an executive’s experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to other executives of our Company and comparable executives at certain peer companies.
To achieve these objectives, we maintain an executive compensation program that includes the following components: base salary, cash incentives, equity incentives, change in control and post-termination severance compensation and other benefits. The compensation committee developed our executive compensation program by drawing on its experience and judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a developing industry. The compensation committee reviews and evaluates our executive compensation program, including its objectives and the forms of compensation used to achieve these objectives, on at least an annual basis, and adjusts the program as it deems appropriate and considers factors relevant in establishing appropriate levels and mix of compensation for our executives.
Process for Determining Executive Compensation
The compensation committee’s general practice is to establish the annual compensation mix and levels for each of our executives at the beginning of each fiscal year, typically in our first quarter in connection with annual performance reviews. Performing this process after the end of the prior year allows the compensation committee to incorporate into its analysis information on the Company’s and each individual’s performance during the prior year and to assess each executive’s overall contributions to the Company. The compensation committee then compiles this information to establish annual base compensation and performance-related targets and to adjust long-term incentives as appropriate. However, as discussed above and below, the compensation committee spent significant time in the third and fourth quarter of 2021 evaluating the structure of our long-term equity incentive awards, and in connection with the introduction of two new types of performance-based options, determined to grant the named executive officers their long-term incentive award in December of 2021. Because of the December grants, the compensation committee determined it will not grant any additional equity awards to named executive officers in calendar 2022.

Compensation Consultant
Our compensation committee has the authority to engage the services of compensation consultants or other experts or advisors as it deems appropriate in fulfilling its responsibilities and has retained the services of Semler Brossy Consulting Group, LLC (“Semler Brossy”). The compensation committee has the sole authority to approve the terms of this engagement, and Semler Brossy reports to the compensation committee only under this engagement. Before engaging Semler Brossy, the compensation committee determined that Semler Brossy was independent and that its work would not raise any conflicts of interest after taking into consideration the factors set forth in applicable Nasdaq and SEC rules.
Compensation Consultant’s 2021 Review
In the third quarter of 2021, the compensation committee instructed Semler Brossy to complete a full review of the Company’s executive compensation program within the context of the competitive market, including comparing the Company’s executive compensation components and levels with a group of selected peer companies that is described in more detail below. The compensation committee consulted with Semler Brossy in connection with its introduction of two new types of performance-based options granted in December, 2021 for 2022 and beyond.
Peer Group
Selecting a group of our peer companies is challenging for many reasons, including principally our belief that we are the only publicly traded company, the primary line of business of which is to sell RNG, CNG and LNG for use as a vehicle fuel. In selecting our peer companies for compensation purposes, our compensation committee generally sought to identify companies that are similar to us across a number of metrics and that, in the compensation committee’s view, compete with us for talent.
In 2021, the compensation committee worked with Semler Brossy to review our peer group given our strategic shift to producing RNG in addition to our downstream distribution of natural gas.
Based on Semler Brossy’s recommendations, the compensation committee approved the following 23 companies as our peer companies for compensation purposes, which we refer to collectively as the “Peer Group.”
Aemetis, Inc.	AeroVironment, Inc.	Ameresco, Inc.
Ballard Power Systems, Inc.	Battalion Oil Corporation	Bloom Energy Corporation
Broadwind, Inc.	Callon Petroleum Company	Covanta Holding Corporation
Darling Ingredients, Inc.	Enphase Energy, Inc.	FuelCell Energy, Inc.
Gevo, Inc.	Green Plains, Inc.	Montauk Renewables, Inc.
Northern Oil and Gas, Inc.	Ormat Technologies, Inc.	Plug Power, Inc.
Power Solutions International, Inc.	Renewable Energy Group, Inc.	Rice Acquisition Corp.
Westport Fuel Systems, Inc.	W&T Offshore, Inc.
As of June 15, 2021 when the Peer Group was initially constructed, our 200-day average market capitalization was at the 57th percentile of the Peer Group companies, while our trailing twelve-month revenues and EBIT were at the 37th percentile and 51st percentile of the Peer Group companies, respectively.
The compensation committee believes benchmarking may not always be the most appropriate tool for setting compensation due to aspects of our business, objectives, and the way we’ve structured executive roles that may be unique to us. As a result, the compensation committee retains discretion to vary executive compensation components and levels.
For compensation decisions in 2021 and heading into 2022, the compensation committee did not tie named executive officer compensation (either specific elements of compensation or total compensation levels) to any predetermined benchmark but did continue to use the Peer Group data as one of several reference points when setting executive officer compensation levels through the exercise of its business judgment.

Review of Stockholder Say-on-Pay Votes
Consistent with the preference of our stockholders, which was expressed at our annual meeting of stockholders held in May 2018, our stockholders can cast an advisory vote on executive compensation, or a “say-on-pay” vote, once every year, and the next such vote will occur at the Annual Meeting. At the Company’s annual meeting of stockholders held in 2021, our executive compensation received a favorable advisory vote from approximately 95% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes).
We believe the high degree of support on our 2021 say-on-pay proposal, together with a similar high degree of support on our 2020 say-on-pay proposal, demonstrates that stockholders support our executive compensation program design.
We expect to actively engage with our stockholders to discuss various compensation and governance matters and consider their feedback in determining named executive officer compensation. The compensation committee will also continue to consider the outcome of the Company’s say-on-pay votes, as well as this direct stockholder input, when making future compensation decisions for our named executive officers and in respect of our compensation program generally.
Components of Compensation
Our named executive officers’ compensation consists of the following components:
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Base salary;

•
Performance-based annual cash incentives;

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Equity incentives;

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Change in control and post-termination severance compensation; and

•
Other benefits that are generally available to all of our salaried employees.

The following chart shows the mix of components of compensation for our named executive officers for 2021:
The compensation committee views the various components of compensation as distinct methods of achieving the various objectives of our compensation program and, as a result, it generally does not believe significant compensation derived from one component should negate or reduce compensation from other components. The compensation committee does, however, review and evaluate each executive’s total compensation, and it may make decisions regarding levels of certain compensation components based on this evaluation of overall compensation, including, for instance, determinations regarding target levels under our performance-based cash incentive plan. The compensation committee also strives to provide an appropriate mix of long-term and short-term, cash and non-cash, and different forms of non-cash compensation; however, the compensation committee has not adopted formal plans or programs that allocate total compensation among these various characteristics.

In determining the mix and level of compensation components for our named executive officers, Mr. Littlefair typically makes recommendations to our compensation committee regarding appropriate pay. After reviewing Mr. Littlefair’s recommendations, our compensation committee makes the final determination regarding compensation mix and levels for each of our named executive officers. Although Mr. Littlefair submits recommendations to the compensation committee regarding his own proposed compensation, which the committee takes under advisement, Mr. Littlefair does not participate in the compensation committee’s deliberations regarding his own compensation.
Mr. Littlefair’s recommendations, and the compensation committee’s decisions, regarding the mix and level of compensation components for each of our named executive officers are based on a number of factors, including, among others, the individual’s performance and contribution to our strategic plan and other business objectives; the Company’s overall performance in light of business and industry conditions; general industry trends and market reference points; the level of the individual’s responsibility; the seniority of the individual; the individual’s long-term commitment to our Company; the available pool of individuals with similar skills; retention risk for the individual; principles of pay equity and relative pay (we generally believe that executives with comparable experience, levels of responsibility and performance deserve comparable compensation, and that more experienced executives with a greater degree of responsibility and higher performance levels deserve higher levels of compensation on a relative basis); the role of each compensation component in achieving the objectives of our executive compensation program; and the compensation committee’s business judgment and experience.
Base Salary
We provide base salaries to recognize the experience, skills, knowledge, and responsibilities of our named executive officers; reward individual performance and contribution to our overall business goals; and retain our executives. The compensation committee reviews base salaries annually and relies on its judgment and discretion in determining the amount of each named executive officer’s base salary. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration and approval.
For 2021, the compensation committee determined to maintain Mr. Littlefair’s base salary at his 2020 level (it has been at the same level since 2015) and to increase the base salaries of Messrs. Vreeland, Pratt and Corbus by 13%, 8% and 8%, respectively. Messrs. Pratt’s and Corbus’ base salaries had not increased since 2014 and Mr. Vreeland’s base salary was increased to better align his compensation with his responsibilities and the base salaries of our other senior executives.
Base salaries for our named executive officers in 2020 and 2021 are as follows:
Named Executive Officer	2020 Base Salary ($)	2021 Base Salary ($)
Andrew J. Littlefair	700,812	700,812
Robert M. Vreeland	400,000	450,000
Mitchell W. Pratt	481,268	519,769
Barclay F. Corbus	443,415	478,888
Cash Incentives
2021 Performance-Based Cash Incentive Plan
Our compensation committee believes cash incentives are important to focus our management on, and reward our executives for, achieving Company financial and strategic objectives on an annual basis, as well as to deliver adequate retention value when combined with our other incentive programs, which may be denominated in equity and/or designed to incentivize performance over a longer term than annually. The compensation committee has the discretion to determine performance criteria, consider factors and developments it deems relevant and award overall cash incentives in the amounts it deems appropriate.

Each year our compensation committee approves a performance-based cash incentive plan and pays incentives after reviewing our performance with respect to the criteria set forth in the plan. Further, our compensation committee may, in its discretion, award additional special discretionary cash incentives for extraordinary efforts or performance by our named executive officers that the compensation committee believes are not otherwise covered by the performance criteria in our performance-based cash incentive plan. No discretionary incentive awards were made for 2021 performance.
As further detailed in the table below, based on our performance for 2021, the compensation committee awarded Mr. Littlefair an incentive under our performance-based plan equal to approximately 108% of his target (or “middle”) incentive and awarded the other named executive officers an incentive under our performance-based plan equal to approximately 106% of their target (or “middle”) incentives for 2021.
Name	Target Incentive	Percent of Target Incentive Paid	Total Payout
Andrew J. Littlefair	$778,680	108%	$839,337
Robert M. Vreeland	$315,000	106%	$334,611
Mitchell W. Pratt	$363,838	106%	$386,490
Barclay F. Corbus	$335,222	106%	$356,092
In February of 2021, the compensation committee approved a performance-based cash incentive plan that included base, middle and maximum performance targets for each of the quantitative performance metrics described below. This was a return to our historic incentive plan design, and, unlike in 2020, we did not include any specific COVID-adjusted targets for 2021.
For 2021, the total potential cash incentive award under our performance-based cash incentive plan for each of our named executive officers was based on the following (the financial performance criteria are prepared by our Chief Financial Officer based on our annual budget, as amended, and the strategic initiatives are developed by our Chief Executive Officer):
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33% was based on our adjusted EBITDA, which is a non-GAAP financial measure described below;

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25% was based on the volume of GGEs of RNG, CNG and LNG we delivered;

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22% was based on the achievement (as determined in the compensation committee’s sole discretion) of certain specified strategic initiatives; and

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20% was based on our volume margin, as defined below.

We believe this combination of objective financial performance criteria that include both revenue and profitability measures, combined with tying a portion of the incentive to the achievement of strategic objectives, appropriately incentivized the named executive officers to achieve our business objectives for 2021.
Performance Criteria.   For 2021, we defined the volume of GGEs of RNG, CNG and LNG we delivered as (1) the volume of GGEs we sell to our customers as fuel, plus (2) the volume of GGEs dispensed at facilities we do not own but where we provide operation and maintenance services on a per-gallon or fixed fee basis, plus (3) our proportionate share of the GGEs sold as CNG by our joint venture, Mansfield Clean Energy Partners, LLC.
For 2021, we defined volume margin as gross profit margin from the volumes of RNG, CNG and LNG we delivered, excluding gross profit margin from certain royalties and from our sales of credits we generate under federal and state programs by selling RNG and conventional RNG, CNG and LNG as a vehicle fuel, divided by the volumes of RNG, CNG and LNG we delivered (where “gross profit margin” is our volume-related revenue less our volume-related cost of sales).
For 2021, we defined adjusted EBITDA as net income (loss) attributable to Clean Energy, plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. See page 55 of this proxy statement for the calculation of our 2021 adjusted EBITDA, as well as a reconciliation of adjusted EBITDA to net income (loss), which is the most comparable GAAP financial measure.

For 2021, our strategic initiatives included winning a substantial portion of Amazon’s business with respect to fueling its natural gas vehicles, securing at least 50 medium-duty truck orders, securing reauthorization of alternative fuel tax credit (“AFTC”) and working with the federal government to promote RNG initiatives, delivering 167.6 million GGEs of RNG, finalizing and beginning to implement joint ventures with BP and Total, and pursuing hydrogen projects and RNG initiatives.
The base, middle and maximum targets for the performance criteria under the incentive plan approved by our compensation committee for 2021, as well as our actual performance for these criteria, are set forth in the following table. The middle target for each of our three financial performance criteria was set materially above our 2020 actual performance results, and required the executives to significantly improve on our 2020 actual performance results in order to earn a middle (target) bonus payment.
Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target	Actual Performance
Adjusted EBITDA(1)	33%	$44.0	$55.4	$66.0	$57.0
Volume (in GGEs)(1)	25%	395.0	415.7	436.0	402.6
Volume Margin per GGE(1)	20%	$0.228	$0.237	$0.252	$0.261
Strategic Initiatives	22%	—	—	—	—

(1)
Target and actual performance amounts shown in millions.

If each of the four performance criteria are achieved at the base performance level, Mr. Littlefair would be entitled to an incentive payment equal to 70% of his target bonus, while the other named executive officers would be entitled to an incentive payment equal to 50% of their base salaries. If each of the four performance criteria are achieved at the middle (target) performance level, Mr. Littlefair would be entitled to an incentive payment equal to 100% of his target bonus, while the other named executive officers would be entitled to an incentive payment equal to 70% of their base salaries. The maximum incentive payment for Mr. Littlefair is equal to 150% of his target bonus, and the maximum incentive payment for the other named executive officers is equal to 100% of their base salaries. Payouts for performance between the base and middle performance levels and between the middle and maximum performance levels are interpolated on a straight-line basis.
Payouts.   The compensation committee met in February 2022 to review our 2021 actual performance versus the performance criteria and strategic initiative targets described above and to determine what payouts, if any, would be made under the 2021 performance-based cash incentive plan.
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Our company achieved approximately 103% of the middle target for adjusted EBITDA, which was in-between our middle and maximum targets. This adjusted EBITDA performance resulted in an above target payout for this performance measure.

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Our company achieved approximately 102% of the base target for the volume performance measure, which was in-between our base and middle targets. This volume performance resulted in a below target payout for this performance measure.

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Our company achieved in excess of the maximum target for volume margin, which resulted in the capped maximum payout for this performance measure.

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The compensation committee determined that the named executive officers made significant progress on each of the strategic initiatives, and decided that a payout equal to the middle target amount for the strategic initiatives performance measure was appropriate. This payout level for the strategic initiatives was lower than the blended payout level achieved for the three financial performance measures.

2022 Performance-Based Cash Incentive Plan
In February 2022, the compensation committee approved our 2022 performance-based cash incentive plan. The plan has a similar design as our 2021 performance-based cash incentive plan, including the discretion afforded to our compensation committee in determining performance criteria, performance targets and actual payouts. The compensation committee decided to introduce a new performance measure based on our RNG volume to stress the strategic importance of this portion of our business, and this in turn resulted in different weightings for the incentive plan performance measures relative to our 2021 plan design.

Among other things, the 2022 plan provides that the total potential incentive award for each of our named executive officers under the plan will be based on the following:
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30% will be based on our adjusted EBITDA, defined in substantially the same manner as was used for the 2021 plan;

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20% will be based on the volume of GGEs of RNG, CNG and LNG we deliver, defined in substantially the same manner as was used for the 2021 plan;

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New for 2022, 10% will be based on the volume of RNG we deliver;

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20% will be based on the achievement (as determined in the compensation committee’s sole discretion) of certain specified strategic initiatives; and

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20% will be based on our volume margin, defined in substantially the same manner as was used for the 2021 plan.

Equity Incentives
We believe long-term performance motivation is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock-based awards. Our equity incentive plans have been established to provide certain of our employees, including our named executive officers, with incentives designed to align these employees’ interests with the interests of our stockholders. In general, the compensation committee develops its equity award determinations based on its judgments as to whether these equity awards are sufficient to further our ownership culture, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate, and adequately reward our executives on a long-term basis.
We have historically granted our named executive officers a combination of stock options and RSUs. These awards are subject to both time-based and performance-based vesting requirements, and the compensation committee has exercised its judgment on the weighting of stock options relative to RSUs in any given year.
Time and Performance-Based Stock Options:
•
Afford the recipient the option to purchase shares of our common stock at a stated price per share.

•
All stock option awards granted under our equity incentive plans include an exercise price equal to the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of compensation committee approval.

•
Time-based stock option awards granted to our named executive officers typically vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer’s continued service for our Company at each vesting date.

•
The vesting of performance-based options granted to our named executive officers generally requires the achievement of objective performance targets or the attainment of a premium price per common share that is set as a multiple of the closing price of a share of common stock on the grant date. In December of 2021, the compensation committee introduced two new types of performance-based stock option awards that are described in more detail below. The vesting of performance-based options is also subject to the named executive officer’s continued service for our Company at each vesting date.

Time and Performance-Based RSUs:
•
Full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated vesting criteria.

•
Time-based RSU awards granted to our named executive officers typically vest at a rate of 34% on the one-year anniversary of the date of grant and

33% on each subsequent anniversary until fully vested, subject to the named executive officer’s continued service for our Company at each vesting date.
•
The vesting of performance-based RSUs granted to our named executive officers generally requires the achievement of objective performance targets or the attainment of a premium price per common share that is set as a multiple of the closing price of a share of common stock on the grant date. The vesting of performance-based RSUs is also subject to the named executive officer’s continued service for our Company at each vesting date.

Equity Awards Granted in 2021
In January 2021, the compensation committee awarded time-based RSUs and stock options to our named executive officers in the amounts set forth in the table below. The compensation committee granted stock option and RSU awards with time-based vesting in order to provide greater certainty of vesting and value while still incentivizing long-term performance over time, after taking into account the status of our named executive officers’ then-outstanding equity awards, volatility in our stock price due to general market and industry conditions, the greater value of RSUs to executives due to their full-value nature, and the need for stock price appreciation to provide any value with stock option awards. For the January grants, the mix of RSUs and stock options was determined based on the factors described above, with a target proportion of 40% of the total shares subject to each executive’s equity awards being in the form of RSUs and 60% of the total shares subject to each executive’s equity awards being in the form of stock options.
These RSUs are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest according to the typical three-year vesting schedule described above. These stock options are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, have an exercise price of $10.18 per share, and vest according to the typical three-year vesting schedule described above.
Named Executive Officer	Number of RSUs	Grant Date Value of RSUs ($)	Number of Stock Options	Grant Date Value of Stock Options ($)
Andrew J. Littlefair	122,400	1,246,032	183,600	1,417,392
Robert M. Vreeland	68,400	696,312	102,600	792,072
Mitchell W. Pratt	68,400	696,312	102,600	792,072
Barclay F. Corbus	68,400	696,312	102,600	792,072
Throughout the third and fourth quarters of 2021, the compensation committee met and it determined that the Company was at a critical juncture and that it was of primary importance to incentivize the named executive officers to (1) create long-term stockholder value by increasing the Company’s price per share and (2) strategically execute on expanding the Company’s RNG business over the long-term. The compensation committee decided to introduce two new types of performance-based stock option awards into our executive compensation program, and made grants of these performance-based stock option awards along with additional time-based stock options to each of the named executive officers in December. The December grants represent the largest component of each named executive officer’s 2021 compensation and are intended to provide a meaningful performance-based equity incentive over a number of years going forward to incentivize the executives to execute our transformative strategy. Although the size of the December grants was larger than our historical grants, over 50% of the grant date value of each executive’s grant (and approximately 66% of the grant date value of Mr. Littlefair’s grant) will only vest and have any value to the executives if we are able to increase the closing price of our common stock by a greater than 100% premium above the closing price on the grant date.
The first new performance-based option is structured to incentivize long-term RNG growth and the vesting of 100% of each grant is subject to the Company’s attainment of RNG supply through investment milestones. In 2021, RNG sales represented 78% of our total vehicle fuel sales. In order to achieve our five-year strategic plan and achieve our projected five-year RNG volume, revenue and income goals, we believe we will need to make significant capital investments in order to increase our RNG supply through investment. The performance-based options are structured so that there are four separate vesting tranches, with each tranche requiring us to secure 15 million GGEs of RNG supply via investment in order to vest (i.e., the first tranche will vest if we secure 15 million GGEs of RNG supply via investment, the second tranche will vest if we secure an additional 15 million GGEs of RNG supply via investment for a total of 30 million GGEs, the third tranche will vest if we secure an additional 15 million GGEs of RNG supply via investment for a total of 45 million GGEs and the final tranche will vest if we secure an additional 15 million GGEs of RNG supply via investment for a total of 60 million GGEs). We believe these represent challenging multi-year goals that if the named executive officers are able to achieve, will help drive our transformative strategic plan and the achievement of our future RNG volume, revenue and income goals. Each named executive officer must also remain in continued service for our Company at each vesting date in order to vest.
The second new performance-based option was the largest component of each executive’s December grant and is structured to incentivize long-term appreciation in the value of our shares. The vesting of 100% of each grant is subject to our attainment of a stock price representing a greater than 100% premium above the closing price of a share of common stock on the grant date. In order for these performance-based options to vest, we must achieve an average closing price equal to or above $14.00 per share over a twenty consecutive trading day period. Each named executive must also remain in continued service for our Company on the vesting date in order to vest.
Each named executive officer was also awarded an additional grant of time-based options that vest according to the typical three-year vesting schedule described above.
All of these December stock options are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, and have an exercise price of $6.77 per share.
Named Executive Officer	Number of Time-Based Options	Number of RNG Options	Number of Premium Share Price Options	Grant Date Value of Stock Options ($)
Andrew J. Littlefair	250,000	250,000	1,000,000	6,537,500
Robert M. Vreeland	150,000	150,000	375,000	2,826,750
Mitchell W. Pratt	150,000	150,000	375,000	2,826,750
Barclay F. Corbus	150,000	200,000	375,000	2,941,250
As discussed above, the compensation committee spent significant time in the third and fourth quarters of 2021 evaluating the structure of our long-term equity incentive awards and designing our two new types of performance-based options. Once the design of our performance-based options was approved, the compensation committee determined to grant the named executive officers their long-term incentive awards in December of 2021 and in light of these awards has also determined to make no further long-term incentive awards in 2022. This shift in grant timing had the effect of increasing Messrs. Littlefair’s, Vreeland’s, Pratt’s and Corbus’ 2021 compensation by $6,537,500, $2,826,750, $2,826,750 and $2,941,250, respectively. Because of the December grants, the compensation committee determined it will not grant any additional equity awards to named executive officers in calendar 2022.
Change in Control and Post-Termination Severance Compensation
Our employment agreements with our named executive officers, described under “Employment Agreements” below, provide them certain benefits if their employment is terminated, including a termination following a change in control but excluding a termination by the Company for cause or a voluntary termination by the named executive officer without good reason. The compensation committee believes these benefits are important tools for retaining the services of our named executive officers and helping to align the interests of our named executive officers with those of our stockholders. The details and amounts of these benefits are described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

All equity awards granted to our named executive officers after November 2014, including the RSUs and stock options awarded to our named executive officers in 2021, are subject to double-trigger vesting upon a change in control. The compensation committee previously determined to modify the standard vesting provisions of our named executive officers’ equity awards from “single-trigger” to “double-trigger” vesting in connection with a change in control because it believes double-trigger vesting more accurately reflects current market practices but still provides appropriate benefits to executives in the event of a termination in connection with a change in control, and is thus in the best interests of our Company and our stockholders. Further, we do not provide any excise tax “gross-up” payments to our executives in connection with a change in control.
Other Benefits
We appreciate the tremendous value and contributions of our employees, and we believe providing a competitive employee benefits program is one of our most important investments. As a result, we offer an employee benefits program with a wide range of plans designed to promote the health and personal welfare of all employees, including our named executive officers. Participation in these plans is generally available to all of our employees on the same basis. The Company provides minimal perquisites to executives which are noted in the description of “All Other Compensation” disclosed in the Summary Compensation Table on page 45.
Employment Agreements
We entered into employment agreements with each of our named executive officers on December 31, 2015. These employment agreements have the following key terms:
•
Each employment agreement is passed its initial three-year term and now automatically renews on December 31 for additional one-year periods (unless either party provides notice of non-renewal).

•
Each named executive officer is entitled to receive an annual base salary of no less than his base salary in 2015.

•
Each named executive officer is eligible to receive an annual cash incentive of up to a specified percentage of his then-current annual base salary under the terms of our performance-based cash incentive plan in effect for the applicable year. Mr. Littlefair is eligible to receive 70%, 100% or 150% of $778,680 for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Littlefair’s target incentive amount; each of Messrs. Vreeland, Pratt, and Corbus is eligible to receive 50%, 70% or 100% of his respective base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Messrs. Vreeland’s Pratt’s, and Corbus’ target incentive amount.

•
Each named executive officer would be entitled to receive certain severance compensation and benefits under certain circumstances upon a termination of the named executive officer’s employment with us. The details of this severance are described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.” The employment agreements condition severance payments on a so-called “double-trigger” upon a change in control. The employment agreements also do not include any “gross-up” provision for any excise taxes that may be triggered in connection with a change in control under Sections 280G and 4999 of the Code, and instead include a “best-net” cutback provision under which benefits are reduced to avoid triggering any such excise taxes unless the after-tax benefit is greater to the named executive officer without the cutback. The compensation committee determined that these terms are appropriate because they better align our severance and change of control payment practices with current market expectations and the interests of our named executive officers with those of our stockholders, while still providing a level of benefits the compensation committee believes is fair and reasonable and maintaining the retention value of these benefits.

Other Compensation Policies
Executive Stock Ownership Guidelines
We believe it is important to encourage our named executive officers to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our named executive officers. These guidelines provide that our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary or more, and each of our Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer, Senior Vice President, Strategic Development, and Senior Vice President, Sales, in each case if any person is appointed in such position, is required to own shares of our common stock valued at one times his annual base salary or more. Such level of ownership must be attained by the later of December 14, 2019 and five years after the date of an executive officer’s initial appointment as such. Stock options are not counted toward satisfaction of these stock ownership requirements. Executives who attain the applicable stock ownership level by the stated deadline will continue to satisfy the stock ownership requirements if the value of their stock holdings declines after such deadline solely due to a decrease in the trading price of our common stock. Each of our named executive officers had satisfied these stock ownership guidelines as of the record date for the Annual Meeting.
Hedging and Pledging of Company Securities
Our policies do not permit any of our executive officers or directors to “hedge” ownership of our securities by engaging in short sales or trading in put options, call options or other derivatives involving our securities. This means that our employees and directors may not purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Further, our policies do not permit an executive officer or director to hold our securities in a margin account or pledge our securities as collateral for a loan unless the executive officer or director demonstrates to our satisfaction financial capacity to substitute other assets for Company securities in the event of a failure to meet a margin call or a default on the loan.
As of the date of this Proxy Statement, none of our directors or executive officers has pledged any of the shares of our common stock he or she owns.
Clawback Policy
The compensation committee has adopted a formal clawback policy regarding recoupment, or a “clawback,” of cash compensation in certain circumstances. The purpose of this clawback policy is to help ensure that executives act in the best interests of the Company and our stockholders. The clawback policy requires certain of our officers, including our named executive officers, to repay or return any cash incentive or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer’s fraud, intentional misconduct or gross negligence. In each case, the officer(s) would be required to repay or return the incentive cash compensation awarded to or received by the officer during the 12-month period following the filing of the erroneous financial statement at issue. Pursuant to the clawback policy, in the event of any restatement of our financial statements, the compensation committee would consider a number of factors and exercise its business judgment in determining appropriate amounts, if any, to recoup. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures on which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the award or payment. The clawback policy applies to cash compensation awarded to our officers from and after the date of its adoption.
Tax and Accounting Effects
In designing our compensation programs, the compensation committee considers the financial impact and tax and accounting effects that each element of compensation will or may have on the Company and our executives. One such area the compensation committee considers is the tax deductibility of each component of executive compensation. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) generally prohibited us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeded $1,000,000, unless the compensation was payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. As a result, we believe certain stock option and RSU awards we granted to our named executive officers before the impact of the TCJA have qualified as performance-based compensation under Section 162(m), although there is no guarantee that such equity awards, or any other performance-based compensation paid to our named executive officers, qualify as such. Under the TCJA, the exception for performance-based compensation under Section 162(m) has been repealed, so that the $1,000,000 limit on tax deductions in a tax year generally applies to anyone serving as our chief executive officer or our chief financial officer at any time during a taxable year as well as our top three other highest-compensated executive officers serving at fiscal year-end. These changes generally do not apply to compensation provided pursuant to a binding written contract in effect on November 2, 2017 that is not modified in any material respect after that date. The compensation committee reserves the discretion to make any executive compensation decisions that it considers to be in the best interests of our Company and our stockholders, including to award compensation that may not be deductible or to amend existing compensation arrangements in a manner that could limit their deductibility.
COMPENSATION COMMITTEE REPORT
We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with management of the Company, and based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee: Lizabeth A. Ardisana, Chairman Kenneth M. Socha Parker A. Weil
This compensation committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This compensation committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation awarded to, earned by or paid to each of our named executive officers for 2019, 2020 and 2021:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew J. Littlefair President and Chief Executive Officer	2021	700,812	—	1,246,032	7,954,892	839,337	70,120	10,811,193
	2020	700,812	253,071	156,672	139,536	506,142	70,120	1,826,353
	2019	700,812	—	—	308,160	569,410	66,611	1,644,993
Robert M. Vreeland Chief Financial Officer	2021	450,000	—	696,312	3,618,822	334,611	13,000	5,112,745
	2020	400,000	100,000	87,552	77,976	200,000	13,000	878,528
	2019	396,192	—	—	161,280	200,600	12,500	770,572
Mitchell W. Pratt Chief Operating Officer and Corporate Secretary	2021	519,769	—	696,312	3,618,822	386,490	13,000	5,234,393
	2020	481,268	120,317	87,552	77,976	240,634	13,000	1,020,747
	2019	481,268	—	—	161,280	241,356	12,500	896,404
Barclay F. Corbus Senior Vice President, Strategic Development and Renewable Fuels	2021	478,888	—	696,312	3,733,322	356,092	13,000	5,277,614
	2020	443,415	110,854	87,552	77,976	221,708	13,000	954,505
	2019	443,415	—	—	161,280	222,373	12,500	839,568

(1)
The amounts shown in this column represent the grant date fair value of awards granted in each of the periods calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“FASB ASC 718”). For a discussion about the valuation models and assumptions used to calculate the fair value of these awards, see note 13 to the consolidated financial statements included in the Annual Report. For the RNG-based performance options granted in December of 2021, the grant date fair value is reported based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for these options as follows: Mr. Littlefair ($572,500), Mr. Vreeland ($343,500), Mr. Pratt ($343,500) and Mr. Corbus ($458,000). If we achieve the highest level of performance for the RNG-based performance options, the grant date fair value would increase to the following amounts: Mr. Littlefair ($1,145,000), Mr. Vreeland ($687,000), Mr. Pratt ($687,000) and Mr. Corbus ($916,000).

(2)
The amounts shown in the Non-Equity Incentive Plan Compensation column represent the cash incentives paid under our performance-based cash incentive plan, as described under “Compensation Discussion and Analysis — Components of Compensation — Cash Incentives” above.

(3)
The amounts shown in this column represent, (a) for all named executive officers, the Company’s matching contributions under its savings plan qualified under Section 401(k) of the Code, and (b) for Mr. Littlefair in 2021, $43,485 and $13,635 paid by the Company for life insurance premium and vehicle lease payments, respectively.

Grants of Plan-Based Awards
The following table summarizes all plan-based awards granted to each of the named executive officers in 2021:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards $(/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)

		Threshold ($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	545,076	778,680	1,168,020		—	—	—	—
	1/21/2021	—	—	—		122,400	—	—	1,246,032
	1/21/2021	—	—	—		—	183,600	10.18	1,417,392
	12/07/2021	—	—	—	1,250,000	—	250,000	6.77	6,537,500
Robert M. Vreeland	—	225,000	315,000	450,000		—	—	—	—
	1/21/2021	—	—	—		68,400	—	—	696,312
	1/21/2021	—	—	—		—	102,600	10.18	792,072
	12/07/2021	—	—	—	525,000	—	150,000	6.77	2,826,750
Mitchell W. Pratt	—	259,885	363,838	519,769		—	—	—	—
	1/21/2021	—	—	—		68,400	—	—	696,312
	1/21/2021	—	—	—		—	102,600	10.18	792,072
	12/07/2021	—	—	—	525,000	—	150,000	6.77	2,826,750
Barclay F. Corbus	—	239,444	335,222	478,888		—	—	—	—
	1/21/2021	—	—	—		68,400	—	—	696,312
	1/21/2021	—	—	—		—	102,600	10.18	792,072
	12/07/2021	—	—	—	575,000	—	150,000	6.77	2,941,250

(1)
The amounts shown in these columns represent the possible payouts under the 2021 performance-based cash incentive plan based on achievement levels for certain specified Company performance criteria. The actual amounts paid pursuant to the 2021 performance-based cash incentive plan are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The 2021 performance-based cash incentive plan is described under “Compensation Discussion and Analysis — Components of Compensation — Cash Incentives — 2021 Performance-Based Cash Incentive Plan” above.

(2)
The amounts shown in this column represent shares subject to performance-based option awards granted on December 7, 2021 pursuant to our 2016 Plan and have vesting schedules as follows. For 250,000 options granted to Mr. Littlefair, 150,000 options granted to each of Mr. Vreeland and Pratt and for 200,000 options granted to Mr. Corbus: 25% of the total shares subject to the stock option award vest upon each achievement of a specific volume hurdle related to securing certain levels of RNG GGEs. For 1,000,000 options granted to Mr. Littlefair and 375,000 options granted to each of Mr. Vreeland, Pratt and Corbus: 100% of the total shares subject to the stock option award vest immediately, if at all, if the closing share price of the Company’s common stock on Nasdaq equals or exceeds $14.00 for 20 consecutive trading days.

(3)
The amounts shown in this column represent shares subject to RSU awards granted on January 21, 2021 pursuant to our 2016 Plan. Each RSU award vests as follows: 34% of the shares subject to the award vest on the first anniversary of the date of grant and 33% of the shares subject to the award vest on each subsequent anniversary until all shares are fully vested, subject to continuing service by the named executive officer on each vesting date.

(4)
The amounts shown in this column represent shares subject to option awards granted on January 21, 2021 and options awards granted on December 7, 2021 pursuant to our 2016 Plan and have a vesting schedule as follows: 34% of the total shares subject to the stock option award vest on the first anniversary of the date of grant, and 33% vest on each anniversary thereafter until the award is fully vested, subject to continuing service by the named executive officer on each vesting date.

(5)
The amounts shown in this column represent the grant date fair value of awards granted in 2021 calculated in accordance with FASB ASC 718. For a discussion about the valuation models and assumptions used to calculate the fair value of these awards, see note 13 to the consolidated financial statements included in the Annual Report.

Outstanding Equity Awards at Fiscal Year End
The following table summarizes outstanding equity awards held by our named executive officers at December 31, 2021:
Name	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Andrew J. Littlefair	150,000	—	—	13.09	12/12/2022	—	—
	75,000	—	—	6.01	2/27/2025	—	—
	96,000	—	—	5.02	11/16/2025	—	—
	24,000	—	—	3.63	1/5/2026	—	—
	260,000	—	—	2.83	1/13/2027	—	—
	213,750	—	—	1.37	3/2/2028	—	—
	112,912	55,613(2)	—	2.19	2/25/2029	—	—
	24,557	—	—	2.19	2/25/2029	—	—
	31,212	60,588(3)	—	2.56	2/25/2030	—	—
	—	—	—	—	—	40,392(4)	247,603(9)
	—	183,600(5)	—	10.18	1/21/2031	—	—
	—	—	—	—	—	122,400(6)	750,312(9)
	—	250,000(7)	—	6.77	12/7/2031	—	—
	—	—	1,250,00(8)	6.77	12/7/2031	—	—
Robert M. Vreeland	75,000	—	—	6.51	11/4/2024	—	—
	25,000	—	—	8.66	5/12/2025	—	—
	12,000	—	—	3.63	1/5/2026	—	—
	109,091	—	—	2.83	1/13/2027	—	—
	95,000	—	—	1.37	3/2/2028	—	—
	59,094	29,106(2)	—	2.19	2/25/2029	—	—
	12,852	—	—	2.19	2/25/2029	—	—
	17,442	33,858(3)	—	2.56	2/25/2030	—	—
	—	—	—	—	—	22,572(4)	138,366(9)
	—	102,600(5)	—	10.18	1/21/2031	—	—
	—	—	—	—	—	68,400(6)	419,292(9)
	—	150,000(7)	—	6.77	12/7/2031	—	—
	—	—	525,000(8)	6.77	12/7/2031	—	—
Mitchell W. Pratt	75,000	—	—	13.09	12/12/2022	—	—
	60,000	—	—	6.01	2/27/2025	—	—
	70,400	—	—	5.02	11/16/2025	—	—
	17,600	—	—	3.63	1/5/2026	—	—
	90,909	—	—	2.83	1/13/2027	—	—
	35,000	—	—	1.37	3/2/2028	—	—
	—	29,106(2)	—	2.19	2/25/2029	—	—
	—	33,858(3)	—	2.56	2/25/2030	—	—
	—	—	—	—	—	22,572(4)	138,366(9)
	—	102,600(5)	—	10.18	1/21/2031	—	—
	—	—	—	—	—	68,400(6)	419,292(9)
	—	150,000(7)	—	6.77	12/7/2031	—	—
	—	—	525,000(8)	6.77	12/7/2031	—	—

Name	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Barclay F. Corbus	75,000	—	—	13.09	12/12/2022	—	—
	50,000	—	—	6.01	2/27/2025	—	—
	80,000	—	—	5.02	11/16/2025	—	—
	20,000	—	—	3.63	1/5/2026	—	—
	75,936	—	—	2.83	1/13/2027	—	—
	95,000	—	—	1.37	3/2/2028	—	—
	59,094	29,106(2)	—	2.19	2/25/2029	—	—
	12,852	—	—	2.19	2/25/2029	—	—
	17,442	33,858(3)	—	2.56	2/25/2030	—	—
	—	—	—	—	—	22,572(4)	138,366(9)
	—	102,600(5)	—	10.18	1/21/2031	—	—
	—	—	—	—	—	68,400(6)	419,292(9)
	—	150,000(7)	—	6.77	12/7/2031	—	—
	—	—	575,000(8)	6.77	12/7/2031	—	—

(1)
Except as otherwise noted, all option and RSU awards granted before May 2016 were granted under our 2006 Plan and after May 2016 were granted under our 2016 Plan, and all such awards vest as follows: 34% of the shares subject to the award vest on the first anniversary of the date of grant and 33% of the shares subject to the award vest on each subsequent anniversary until all shares are fully vested, subject to continuing service by the named executive officer on each vesting date. The treatment of these option and RSU awards upon a termination or change of control is described under “Potential Payments Upon Termination or Change in Control” below.

(2)
Represents an option award granted on February 25, 2019.

(3)
Represents an option award granted on February 25, 2020.

(4)
Represents a RSU award granted on February 25, 2020.

(5)
Represents an option award granted on January 21, 2021.

(6)
Represents a RSU award granted on January 21, 2021.

(7)
Represents an option award granted on December 7, 2021.

(8)
Represents performance-based option awards granted on December 7, 2021. For 250,000 options granted to Mr. Littlefair, 150,000 options granted to each of Messrs. Vreeland and Pratt and for 200,000 options granted to Mr. Corbus: 25% of the total shares subject to the stock option award vest upon each achievement of a specific volume hurdle related to securing certain levels of RNG GGEs. For 1,000,000 options granted to Mr. Littlefair and 375,000 options granted to each of Messrs. Vreeland, Pratt and Corbus: 100% of the total shares subject to the stock option award vest immediately, if at all, if the closing share price of the Company’s common stock on Nasdaq equals or exceeds $14.00 for 20 consecutive trading days.

(9)
Amount determined by multiplying the unvested stock awards by $6.13, the closing price of our common stock on December 31, 2021.

Option Exercises and Stock Vested
The following table summarizes vesting of stock awards for each of our named executive officers in 2021:
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew J. Littlefair	91,345	1,200,483
Robert M. Vreeland	50,815	667,806
Mitchell W. Pratt	50,815	667,806
Barclay F. Corbus	50,815	667,806
Employment Agreements
On December 31, 2015, we entered into an employment agreement with each of our named executive officers. See the description under “Compensation Discussion and Analysis — Employment Agreements” and below under “Potential Payments Upon Termination or Change in Control” for more information.
Pension Benefits, Non-Qualified Defined Contribution and Other Deferred Compensation Plans
We do not have any defined-benefit plans that provide for payments or other benefits to our named executive officers at, following or in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination or Change in Control
The narrative and tables below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon a voluntary termination, voluntary termination for good reason, involuntary without cause termination, failure by us to renew the named executive officer’s employment agreement upon its expiration, for-cause termination, change in control of our Company, termination in connection with a change in control and termination due to disability or death is shown in tabular format. Except as otherwise noted, the amounts shown in these tables assume that each such termination or change in control was effective as of December 31, 2021, and thus are estimates of the amounts that would be paid to our named executive officers upon an actual termination or change in control because such amounts could only be determined at the time of such an actual termination or change in control. The amounts shown in these tables are based on the terms of each named executive officer’s employment agreement with us and the terms of agreements relating to each named executive officer’s outstanding equity awards.
Severance Compensation under Employment Agreements
Pursuant to the terms of the employment agreement for each named executive officer:
•
If we terminate a named executive officer without “cause” (as such term is defined in the employment agreement), if a named executive officer resigns for “good reason” (as such term is defined in the employment agreement) or if we do not renew the employment agreement before expiration of the term or any renewal term, then the named executive officer would be entitled to (1) a lump-sum payment of an amount equal to the sum of (A) his annual base salary earned through the date of termination and any annual cash incentive earned for the prior year to the extent not previously paid, (B) any compensation previously deferred by the named executive officer (together with any accrued interest or earnings thereon), (C) 150% of one year’s then-current annual base salary, (D) 150% of his previous year’s annual cash incentive actually earned under our performance-based cash incentive plan, and (E) any vacation pay accrued and not paid as of the date of termination; (2) after the end of the calendar year in which the termination occurs, a lump-sum payment of an amount equal to the annual cash incentive that would be payable to the named executive officer under our performance-based cash incentive plan in respect of such year (based on the criteria applicable for that year) without any pro-rating; and (3) continuing participation, at our expense, for a period of one year from the date of termination in the benefit programs in which the named executive officer was enrolled at the time of termination.
•
If we terminate any named executive officer’s employment without cause or do not renew his employment agreement within six months before or one year after the date of a “change in control” (as such term is defined in the employment agreement), or if a named executive officer resigns for good reason within six months before or one year after the date of the change in control, then the named executive officer would be entitled to the severance compensation described above, except that the lump-sum payment described in (1) above for all named executive officers except Mr. Littlefair would consist of 225% of his then-current annual base salary, 225% of his previous year’s annual cash incentive actually earned under our performance-based cash incentive plan, and the amounts described in (A), (B) and (E); and the lump-sum payment described in (1) above for Mr. Littlefair would consist of 300% of his then-current annual base salary, 300% of his previous year’s annual cash incentive actually earned under our performance-based cash incentive plan, and the amounts described in (A), (B) and (E).

•
If any named executive officer ceases to be an employee due to death or disability, then the named executive officer would be entitled to the amounts described in (1)(A), (B) and (E) and (2) above, except that the amount described in (2) above would be pro-rated based on the number of weeks during the last fiscal year during which the named executive officer was an employee.

•
If, at any time that our common stock is not listed or quoted on a national securities exchange or an over-the-counter quotation system, (i) the employment of either of Messrs. Littlefair or Pratt is terminated for cause, we would be entitled, at our option, to repurchase all or a portion of our stock owned by him, or (ii) the employment of either of these named executive officers is terminated due to death or disability, we would be required to repurchase all of our stock owned by him.

In consideration of the receipt of any of the severance compensation described above and as a precondition to their receipt, each named executive officer would be required to execute and deliver, and not revoke, a release in favor of us in the form attached to his employment agreement. For purposes of the tables below, we have assumed that the amounts described in (1)(A) and (B) above have already been paid to the applicable named executive officer or are $0.
For purposes of each such named executive officer’s employment agreement:
•
“Cause” means (1) the named executive officer committing a material act of dishonesty against us, (2) the named executive officer being convicted of a felony involving moral turpitude or (3) the named executive officer committing a material breach of his confidentiality, trade secret, non-solicitation or invention assignment obligations under his employment agreement.

•
“Good reason” means the named executive officer resigns from his employment after we (1) have materially diminished the named executive officer’s duties, authority, responsibility, annual base salary or annual incentive compensation opportunity, (2) materially breach the employment agreement; (3) change the person to whom the named executive officer reports, or (4) change the location of the named executive officer’s principal place of employment

•
“Change in control” means (1) any “person” (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of the Company as of January 1, 2006, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of our then-outstanding securities, or (2) a merger or consolidation of the Company in which its voting securities immediately before the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the combined voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (3) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company, or (4) individuals who, as of the date of the employment agreement, constitute the Company’s board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s board of directors; provided that, other than in connection with an actual or threatened proxy contest, any individual who becomes a director subsequent to the date of the employment agreement whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.
Vesting of Options and RSUs
The terms of the option awards granted to our named executive officers provide that all unvested options will be forfeited if the named executive officer’s employment with the Company is terminated for cause (as defined in his employment agreement) or voluntarily by the named executive officer before their applicable vesting date, that all unvested options will vest in full if the named executive officer’s employment is terminated by the Company without cause (as defined in his employment agreement), and that all vested options will generally continue to be exercisable for three months after the date of any such termination. The terms of the RSU awards granted to our named executive officers provide that all unvested RSUs will be forfeited if the named executive officer’s employment with the Company is terminated by the Company for cause or voluntarily by the named executive officer before their applicable vesting date, and that all unvested RSUs will vest in full if the named executive officer’s employment is terminated by the Company without cause or if the named executive officer ceases to be an employee due to death or disability before their applicable vesting date.
If the Company experiences a “change in control,” as defined in the 2016 Plan, then each such named executive officer’s option and RSU awards that are outstanding on the date that immediately precedes the change in control will (A) if such awards are not assumed or replaced by the successor company in the change in control, immediately vest in full and, if applicable, become fully exercisable on the date of the change in control, or (B) if such awards are assumed or replaced by the successor company in the change in control but the named executive officer’s employment is terminated by the successor company without cause or by the named executive officer for good reason within 12 months following the change in control (based on the definitions of “cause” and “good reason” in his employment agreement with us), immediately vest in full and, if applicable, become fully exercisable on the date of such termination.
For purposes of the tables below, the “spread” value (i.e., the excess of $6.13 per share, which was the closing price of our common stock on December 31, 2021, over the applicable option exercise price) of unvested option awards that were “in the money” on December 31, 2021 is presented.
Potential Payments to Each Named Executive Officer
Andrew J. Littlefair
The following table shows the potential cash payments or other benefits to be provided to our President and Chief Executive Officer, Andrew J. Littlefair, if a termination and/or a change in control had occurred as of December 31, 2021:

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change In Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$2,649,768	$2,649,768	$2,649,768	—	—	$4,460,200	$4,460,200	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$24,025	$24,025	$24,025	—	—	$24,025	$24,025	—	—
Vacation Pay	$80,863	$80,863	$80,863	$80,863	$80,863	—	$80,863	$80,863	$80,863	$80,863
RSU Vesting(1)	—	—	$997,915	$997,915	—	—	$997,915	$997,915	$997,915	$997,915
Option Vesting(2)	—	—	$435,414	$435,414	—	—	$435,414	$435,414	$435,414	$435,414
Total:	$80,863	$2,754,656	$4,187,985	$4,187,985	$80,863	—	$5,998,417	$5,998,417	$1,514,192	$1,514,192

(1)
At December 31, 2021, Mr. Littlefair held 162,792 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $6.13, the closing price of our common stock on December 31, 2021.

(2)
At December 31, 2021, Mr. Littlefair held 116,201 options that had not vested and have an exercise price less than $6.13, the closing price of our common stock on December 31, 2021. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $6.13 over the exercise price for such options.

Robert M. Vreeland
The following table shows the potential cash payments or other benefits to be provided to our Chief Financial Officer, Robert M. Vreeland, if a termination and/or a change in control had occurred as of December 31, 2021:
Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change In Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$1,309,611	$1,309,611	$1,309,611	—	—	$1,797,111	$1,797,111	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$12,811	$12,811	$12,811	—	—	$12,811	$12,811	—	—
Vacation Pay	$51,923	$51,923	$51,923	$51,923	$51,923	—	$51,923	$51,923	$51,923	$51,923
RSU Vesting(1)	—	—	$557,658	$557,658	—	—	$557,658	$557,658	$557,658	$557,658
Option Vesting(2)	—	—	$235,551	$235,551	—	—	$235,551	$235,551	$235,551	$235,551
Total:	$51,923	$1,374,345	$2,167,554	$2,167,554	$51,923	—	$2,655,054	$2,655,054	$845,132	$845,132

(1)
At December 31, 2021, Mr. Vreeland held 90,972 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $6.13, the closing price of our common stock on December 31, 2021.

(2)
At December 31, 2021, Mr. Vreeland held 62,964 options that had not vested and have an exercise price less than $6.13, the closing price of our common stock on December 31, 2021. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $6.13 over the exercise price for such options.

Mitchell W. Pratt
The following table shows the potential cash payments or other benefits to be provided to our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt, if a termination and/or a change in control had occurred as of December 31, 2021:

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change In Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$1,527,095	$1,527,095	$1,527,095	—	—	$2,097,397	$2,097,397	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$22,024	$22,024	$22,024	—	—	$22,024	$22,024	—	—
Vacation Pay	$59,973	$59,973	$59,973	$59,973	$59,973	—	$59,973	$59,973	$59,973	$59,973
RSU Vesting(1)	—	—	$557,658	$557,658	—	—	$557,658	$557,658	$557,658	$557,658
Option Vesting(2)	—	—	$235,551	$235,551	—	—	$235,551	$235,551	$235,551	$235,551
Total:	$59,973	$1,609,092	$2,402,301	$2,402,301	$59,973	—	$2,972,603	$2,972,603	$853,182	$853,182

(1)
At December 31, 2021, Mr. Pratt held 90,972 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $6.13, the closing price of our common stock on December 31, 2021.

(2)
At December 31, 2021, Mr. Pratt held 62,964 options that had not vested and have an exercise price less than $6.13, the closing price of our common stock on December 31, 2021. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $6.13 over the exercise price for such options.

Barclay F. Corbus
The following table shows the potential cash payments or other benefits to be provided to our Senior Vice President, Strategic Development and Renewable Fuels, Barclay F. Corbus, if a termination and/or a change in control had occurred as of December 31, 2021:
Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change In Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$1,406,986	$1,406,986	$1,406,986	—	—	$1,932,433	$1,932,433	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$28,127	$28,127	$28,127	—	—	$28,127	$28,127	—	—
Vacation Pay	$55,256	$55,256	$55,256	$55,256	$55,256	—	$55,256	$55,256	$55,256	$55,256
RSU Vesting(1)	—	—	$557,658	$557,658	—	—	$557,658	$557,658	$557,658	$557,658
Option Vesting(2)	—	—	$235,551	$235,551	—	—	$235,551	$235,551	$235,551	$235,551
Total:	$55,256	$1,490,369	$2,283,578	$2,283,578	$55,256	—	$2,809,025	$2,809,025	$848,465	$848,465

(1)
At December 31, 2021, Mr. Corbus held 90,972 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $6.13, the closing price of our common stock on December 31, 2021.

(2)
At December 31, 2021, Mr. Corbus held 62,964 options that had not vested and have an exercise price less than $6.13, the closing price of our common stock on December 31, 2021. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $6.13 over the exercise price for such options.

Pay Ratio
We are required by applicable SEC rules to disclose the annual total compensation of our Chief Executive Officer, the median annual total compensation of all of our other employees, and the ratio of these two amounts.

In determining the median annual total compensation of our employees other than our Chief Executive Officer, we started by preparing a list of all such employees as of December 31, 2021 and each such employee’s taxable earnings for 2021 as reflected in our payroll records, which generally consists of salary; regular, hourly, and overtime wages; commissions; incentives and other miscellaneous earnings. This list includes all our employees on such date (except solely for our Chief Executive Officer), whether employed on a full-time, part-time, seasonal or temporary basis and wherever located, resulting in 443 employees who are all located in the United States. For any such employees who are permanently employed (in other words, who are not employed on a seasonal or temporary basis) and who joined the Company after January 1, 2021, this list reflects 2021 taxable earnings on an annualized basis. We then ordered the employees in this list based on the amounts of their 2021 taxable earnings, selected the single employee at the midpoint of the re-ordered list, and calculated the amount of this single midpoint employee’s annual total compensation using the methodology required by SEC rules for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table above. The annual total compensation for our median employee was $130,294, and the annual total compensation for our Chief Executive Officer was $10,811,193. We estimate the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all our other employees is 83 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the many different methodologies, exclusions, estimates and assumptions companies are permitted to use in determining an estimate of their respective pay ratios, as well as the differing employment and compensation practices and industry standards that impact these ratios, our estimated pay ratio information may not be comparable to the pay ratio information reported by other companies, and we discourage the use of this information as a basis for comparison between companies. Neither our compensation committee nor our management used our pay ratio information in making compensation decisions for 2021 or 2022.
Risks Related to Compensation Policies and Practices
The compensation committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, create incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk-taking is a necessary part of any business, the compensation committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. Although a portion of our executive compensation plan is performance-based, which could motivate risk-taking, we do not believe our overall compensation structure encourages excessive or unnecessary risk-taking. We believe our approach to goal-setting, the mix of different types of compensation, payouts at multiple levels of performance, evaluation of performance results, and allowance for compensation committee discretion in determining award types, levels and payouts assist in mitigating these risks, as follows:
•
Our compensation structure includes a combination of compensation vehicles, including a competitive base salary and benefits generally available to all of our employees, equity awards to incentivize long-term performance and align the interests of our employees with those of our stockholders, annual cash incentives to reward executives for achieving Company objectives, and change in control and post-termination severance compensation to encourage retention of our key executives.

•
To discourage excessive or unnecessary risk-taking, for 2021, payouts to each named executive officer under our performance-based cash incentive plan were based on four distinct performance metrics, each with material weighting. Additionally, the compensation committee retains the discretion to increase or decrease payouts under this incentive plan as it deems appropriate.

•
To help mitigate risks of overpayment due to fraudulent, intentional or grossly negligent errors, our clawback policy permits us, under certain circumstances, to recover certain cash compensation in the event of a restatement of our financial statements or excess payments of performance-based compensation in the event of a restatement or other adjustment of the performance measures on which the payments are based.

We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long-term business transaction in exchange for a short-term compensation benefit.

Based on the factors described above, we believe our 2021 compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.
Calculation of 2021 Adjusted EBITDA
The following table shows adjusted EBITDA as we defined it for 2021 and reconciles this non-GAAP financial measure to the GAAP measure net income (loss):
Year Ended December 31, 2021
(in thousands)
Net loss attributable to Clean Energy Fuels Corp.	$(93,146)
Income tax expense	119
Interest expense	4,430
Interest income	(1,082)
Depreciation and amortization	45,184
Amazon warrant charges	83,641
Stock-based compensation	14,994
Loss (income) from SAFE&CEC S.r.l equity method investment	(598)
Loss (gain) from change in fair value of derivative instruments	3,490
Adjusted EBITDA	$57,032

DIRECTOR COMPENSATION
Overview
We use cash and equity compensation to attract and retain qualified candidates to serve on our Board. The amount and type of cash and equity compensation awarded to non-employee directors is determined by the compensation committee each year in its sole discretion. In setting non-employee director compensation, the compensation committee considers a variety of factors, including the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skill required of the members of the Board. We have also awarded compensation to individual non-employee directors or directors serving in certain positions on our Board or its committees in recognition of outstanding service or efforts on the Company’s behalf. Further, in setting director compensation, our compensation committee considers that a director’s independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes charitable or political contributions to organizations with which a director is affiliated or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated. Directors who are our employees receive no additional compensation for their services as directors. In addition, for 2021 and 2022 each of Messrs. Charleux, Maurisse, and Wolffsheim and Ms. Boissy-Rousseau voluntarily waived their right to receive compensation for their services as a director of our Company.
After reviewing the factors described above and others that it considered relevant, the compensation committee approved the non-employee director compensation program described below for 2021 and 2022 compensation.
Cash
For 2021 and 2022, our non-employee directors (other than Messrs. Charleux, Maurisse and Wolffsheim and Ms. Boissy-Rousseau) received (or will receive) the following cash compensation:
•
All of our non-employee directors receive base cash compensation of $60,000 per year;

•
Audit committee members (other than the Chairman) receive an additional $2,500 in cash compensation per year in recognition of their additional responsibilities;

•
The Chairman of the audit committee receives an additional $10,000 per year in recognition of his additional responsibilities; and

•
The Chairman of the Board receives an additional $60,000 per year in recognition of his additional responsibilities.

Equity
Each non-employee director (other than Messrs. Charleux, Maurisse and Wolffsheim and Ms. Boissy-Rousseau) received an option award on January 21, 2021 for a number of shares equal to a grant date fair value of approximately $579,000 and an option award on December 7, 2021 for a number of shares equal to a grant date fair value of approximately $438,000, except for Ms. Paskett who received only an option award on December 21, 2021 for a number of shares equal to a grant date fair value of approximately $420,000, all of which will be vested in one year from each option award date. The compensation committee chose to award options (rather than RSUs or a combination of RSUs and options) in 2021 based on, among other things, its determination that our non-employee directors preferred option awards and the compensation committee’s desire to limit depletion of the 2016 Plan’s share limit (each share of common stock issued in respect of RSUs awarded under the 2016 Plan is counted against the share limit as 1.5 shares, whereas each share of common stock issued in respect of options awarded under the 2016 Plan is counted against the share limit as 1.0 share).
The December option awards were granted to the non-employee directors in lieu of making any annual long-term equity awards to the directors in 2022. Because of the December grant timing and the way the SEC’s disclosure rules work, the director compensation table below effectively includes two-years’ worth of equity awards, which we believe overstates the compensation received by the non-employee directors in 2021. The chart below illustrates the value of the two equity awards granted to the non-employee directors in 2021.
Grant Date Value of January 2021 Awards ($)	Grant Date Value of December 2021 Awards ($)
$579,000	$438,000(1)

(1)
The grant date value of Ms. Paskett’s award was $420,000.

Because of the December grants, the Board does not intend to grant any non-employee directors any additional equity awards in calendar 2022.
Director Compensation Table
The following table summarizes the compensation we paid to directors who are not employees of our Company for 2021:
Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Total ($)
Stephen A. Scully(3)	122,500	1,017,000	1,139,500
Lizabeth Ardisana(4)	60,000	1,017,000	1,077,000
John S. Herrington(5)	15,000	579,000	594,000
James C. Miller III(6)	70,000	1,017,000	1,087,000
Kenneth M. Socha(7)	60,000	1,017,000	1,077,000
Vincent C. Taormina(8)	62,500	1,017,000	1,079,500
Parker A. Weil(9)	62,500	1,017,000	1,079,500
Lorraine Paskett(10)	—	420,000	420,000

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above. Messrs. Maurisse, Charleux, Wolffsheim and Ms. Boissy-Rousseau are not included in this table because each voluntarily waived their right to receive compensation for 2021 and 2022.

(2)
On January 21, 2021 and December 7, 2021, each of our non-employee directors were granted an option award for 75,000 shares and 100,000 shares, respectively, of common stock but for (1) Ms. Paskett, who was granted an option award for 100,000 shares of common stock on December 21, 2021 and (2) for Mr. Herrington, who was not granted an option award in December since his service as a Director ceased in March 2021. The option awards for our non-employee directors have an exercise price of $10.18 per share and $6.77, respectively, and all such awards will be fully vested a year from each option award date. The amounts shown in this column represent the grant date fair value of these option awards calculated in accordance with FASB ASC 718. For a discussion about the valuation models and assumptions used to calculate the fair value of these awards, see Note 13 to the consolidated financial statements included in the Annual Report.

(3)
As of December 31, 2021, Mr. Scully had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 40,000 shares at an exercise price of $1.37; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 75,000 shares at an exercise price of $10.18; and 100,000 outstanding unvested options to purchase shares at an exercise price of $6.77.

(4)
As of December 31, 2021, Ms. Ardisana had fully vested and outstanding options to purchase the following: 22,000 shares at an exercise price of $2.56; 75,000 shares at an exercise price of $10.18; and 100,000 outstanding unvested options to purchase shares at an exercise price of $6.77.

(5)
As of December 31, 2021, Mr. Herrington did not hold any options.

(6)
As of December 31, 2021, Mr. Miller had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 75,000 shares at an exercise price of $10.18; and 100,000 outstanding unvested options to purchase shares at an exercise price of $6.77.

(7)
As of December 31, 2021, Mr. Socha had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 75,000 shares at an exercise price of $10.18; and 100,000 outstanding unvested options to purchase shares at an exercise price of $6.77.

(8)
As of December 31, 2021, Mr. Taormina had fully vested and outstanding options to purchase the following:; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 40,000 shares at an exercise price of $1.37; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 75,000 shares at an exercise price of $10.18; and 100,000 outstanding unvested options to purchase shares at an exercise price of $6.77.
(9)
As of December 31, 2021, Mr. Weil had fully vested and outstanding options to purchase the following: 42,000 shares at an exercise price of $2.70; 75,000 shares at an exercise price of $10.18; and 100,000 outstanding unvested options to purchase shares at an exercise price of $6.77.

(10)
As of December 31, 2021, Ms. Paskett had outstanding unvested options to purchase the following: 100,000 shares at an exercise price of $6.49.

EQUITY COMPENSATION PLANS
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information about compensation plans under which our equity securities are authorized for issuance as of December 31, 2021:
Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	18,280,613(1)	$6.68(2)	9,425,692(3)
Equity compensation plans not approved by security holders	—	—	—
Total	18,280,613	$6.68	9,425,692

(1)
Of these shares, 2,238,050 were subject to options then outstanding under the 2006 Plan, 14,915,621 were subject to options then outstanding under the 2016 Plan, and 1,126,942 were subject to RSUs then outstanding under the 2016 Plan. The Company’s authority to grant new awards under the 2006 Plan terminated upon the adoption of the 2016 Plan in May 2016.

(2)
This weighted-average exercise price does not reflect 1,126,942 shares that will be issued upon the settlement of outstanding RSUs.

(3)
Represents (a) 7,595,607 shares available for future issuance under the 2016 Plan as of December 31, 2021, and (b) 1,830,085 shares available for future issuance under the ESPP, excluding 33,173 shares that were subject to purchase under the ESPP during the purchase period ended December 31, 2021. Shares available under the 2016 Plan may be used for any type of award authorized in that plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Except as described below, since January 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions in which we were or are to be a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.
Relationships with TotalEnergies and its Affiliates
During 2021, the Company recognized revenue of $3.3 million and $0.4 million, respectively, related to LNG sold to TotalEnergies and its affiliates in the ordinary course of business and AFTC credits associated therewith.
The Company purchased $0.6 million in parts and materials from TotalEnergies in the ordinary course of business during 2021.
TotalEnergies Agreements
On May 9, 2018, we entered into a stock purchase agreement (the “Purchase Agreement”) with TMS for the sale and issuance to TMS of up to 50,856,296 shares of our common stock, representing approximately 25% of the outstanding shares of our common stock and the largest ownership position of our Company, for a per share purchase price of $1.64 and an aggregate cash purchase price of $83.4 million. The TotalEnergies private placement closed on June 13, 2018.
Pursuant to the Purchase Agreement, TMS has the right to designate up to two individuals to serve as directors on our Board. Subject to certain limited conditions as described in the Purchase Agreement, including compliance with our governing documents and all applicable laws, rules and regulations, we will be obligated to appoint or nominate for election as directors of our Company the individuals so designated by TMS and, from and after such appointment or election, either (1) appoint one of these individuals to serve on the audit committee of the Board and any other Board committees that may be formed from time to time for the purpose of making decisions that are strategically significant to our Company, or (2) nominate another individual as an observer of such Board committees, who is to be invited to attend all meetings of such committees in a non-voting observer capacity. TMS’ rights and our obligations relating to these designees and observers continue until (and if) (a) with respect to TMS’ right to designate two individuals to serve as directors on our Board and an optional observer to serve on certain Board committees, TMS’ voting power is less than 16.7% but more than 10.0%, and (b) with respect to TMS’ right to designate one individual to serve as a director on our Board and an optional observer to serve on certain Board committees, TMS’ voting power is less than 10.0%, in each case measured in relation to the votes then entitled to be cast in an election of directors by our stockholders.
The Purchase Agreement also provides that, until the later of May 9, 2020 or such date when TMS ceases to hold more than 5% of our common stock then outstanding, among other similar undertakings and subject to customary conditions and exceptions, TMS and its affiliates are prohibited from purchasing shares of our common stock or otherwise pursuing transactions that would result in TMS owning more than 30% of our equity securities without the approval of our Board.
In connection with the Purchase Agreement on May 9, 2018, we and all of our then-directors and officers entered into a voting agreement with TMS. Pursuant to the voting agreement, each of our directors and officers agreed to vote all shares of our common stock presently or hereafter owned or controlled by such director or officer, in any vote of our stockholders that may be held from time to time, in favor of the election of the individuals designated by TMS to serve as directors on our Board. Each of our directors and officers has also granted to TMS a proxy to vote all such shares in accordance with the terms of the voting agreement. For each of our directors and officers party to the voting agreement, the voting obligations contained in the agreement continue from and after, and for so long as, TMS’ director designation rights are in effect, as described above, and such director or officer continues to serve in such capacity for our Company and continues to hold shares of our common stock.
Pursuant to the Purchase Agreement, we also entered into a registration rights agreement with TMS on June 13, 2018. Pursuant to the registration rights agreement, we became obligated to, at our expense, (1) file one or more registration statements with the SEC to cover the resale of the shares of our common stock purchased by TMS under the Purchase Agreement, (2) use our commercially reasonable efforts to cause all such registration statements to be declared effective in a timely manner, (3) use our commercially reasonable efforts to maintain the effectiveness of such registration statements until all such shares are sold or may be sold without restriction pursuant to applicable rules under the Securities Act, and (4) make and keep available adequate current public information and timely file with the SEC all required reports and other documents until all such shares are sold or may be sold without restriction. If such registration statements are not filed or declared effective as described above or any such effective registration statements subsequently become unavailable for more than 30 days in any 12-month period while they are required to maintained as effective, then we would be required to pay liquidated damages to TMS equal to 0.75% of the aggregate purchase price for the shares remaining eligible for such registration rights each month for each such failure (up to a maximum of 4.0% of the aggregate purchase price for the shares remaining eligible for such registration rights each year).
Credit Support Agreement
On January 2, 2019, we entered a credit support agreement (as amended, the “CSA”) with TotalEnergies Holdings USA Inc. (“THUSA”), a wholly owned subsidiary of TotalEnergies. Under the CSA, THUSA agreed to enter into a guaranty agreement (“Guaranty”) pursuant to which it has guaranteed our obligation to repay up to $100.0 million in term loans (“Loans”) and interest thereon in accordance with a term credit agreement we have entered into with an unaffiliated third party (the “Lender”). In consideration for the commitments of THUSA under the CSA, we are required to pay THUSA a quarterly guaranty fee at a rate per quarter equal to 2.5% of the average aggregate Loan amount for the preceding calendar quarter.
Following any payment by THUSA to the Lender under the Guaranty, we would be obligated to immediately pay to THUSA the full amount of such payment plus interest on such amount at a rate equal to LIBOR plus 1.0%. In addition, we would be obligated to pay and reimburse THUSA for all reasonable out-of-pocket expenses it incurs in the performance of its services under the CSA, including all reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with the payment to the Lender under the Guaranty or any enforcement or attempt to enforce any of our obligations under the CSA.
The CSA includes customary representations and warranties and affirmative and negative covenants by us. In addition, upon the occurrence of a “Trigger Event” and during its continuation, THUSA may, among other things: elect not to guarantee additional Loans; declare all or any portion of the outstanding amounts we owe THUSA under the CSA to be due and payable; and exercise all other rights it may have under applicable law. Each of the following events constitutes a Trigger Event: we default with respect to any payment obligation under the CSA; any representation or warranty made by us in the CSA was false, incorrect, incomplete or misleading in any material respect when made; we fail to observe or perform any material covenant, obligation, condition or agreement in the CSA; or we default in the observance or performance of any agreement, term or condition contained in any other agreement with THUSA or an affiliate of THUSA.
As security for our obligations under the CSA, on January 2, 2019, we entered into a pledge and security agreement with THUSA and delivered a collateral assignment of contracts to THUSA, pursuant to which we collaterally assigned to THUSA all fueling agreements we enter into with participants in our Zero Now truck financing program. In addition, on January 2, 2019, we entered into a lockbox agreement with THUSA and PlainsCapital Bank, under which we granted THUSA a security interest in the cash flow generated by the fueling agreements we enter into with participants in the Zero Now program. Until the occurrence of a Trigger Event or Fundamental Trigger Event (as described below) under the CSA, we have the freedom to operate in the normal course and there are no restrictions on the flow of funds in and out of the lockbox account established pursuant to the lockbox agreement. Upon the occurrence of a Trigger Event under the CSA, all funds in the lockbox account will be: first, used to make scheduled debt repayments of Loans and interest thereon; and second, released to us. Further, upon the occurrence of a “Fundamental

Trigger Event” under the CSA and during its continuation, in addition to exercising any of the remedies available to THUSA upon the occurrence of a Trigger Event as described above: all participants in the Zero Now program would pay amounts owed under their fueling agreements with us directly into the lockbox account; under a “sweep” mechanism, all cash in the lockbox account would be used to prepay all outstanding Loans; no other disbursements from the lockbox account could be made without THUSA’s consent; and THUSA would retain dominion over the lockbox account and the funds in the account would remain as security for our payment and reimbursement obligations under the CSA. Each of the following events constitutes a Fundamental Trigger Event: we default in the observance or performance of any agreement, term or condition contained in the term credit agreement governing the Loans that would constitute an event of default thereunder, up to or beyond any grace period provided in such agreement, unless waived by the Lender; we default in the observance or performance of any agreement, term or condition contained in any evidence of indebtedness other than such term credit agreement, and the effect of such default is to cause, or permit the holders of such indebtedness to cause, acceleration of indebtedness in an aggregate amount for all such collective defaults of $20.0 million or more; voluntary and involuntary bankruptcy and insolvency events; and the occurrence of a change of control of our Company.
The CSA will terminate following the later of: the payment in full of all of our obligations under the CSA; and the termination or expiration of the Guaranty following the maturity date of the last outstanding Loan or December 31, 2023, whichever is earlier.
During 2021, we paid TotalEnergies $0.3 million related to the guaranty fee under the CSA.
Commodity Swap Arrangements
In October 2018, we entered into commodity swap arrangements with TotalEnergies Gas & Power North America, an affiliate of TotalEnergies and THUSA, intended to manage diesel price fluctuation risks related to the natural gas fuel supply commitments we expect to make in our anticipated fueling agreements with fleet operators that participate in our Zero Now truck financing program, which arrangements cover five million diesel gallons of natural gas fuel volume annually from April 2019 through June 2024. During the year ended December 31, 2021, the Company paid TotalEnergies Gas & Power North America $0.8 million for settlements on commodity swap contracts and recognized revenue of $0.2 million related to settlements on commodity swap contracts.
Joint Venture
On March 3, 2021, we entered an agreement (“TotalEnergies JV Agreement”) with TotalEnergies that created a 50/50 joint venture (“TotalEnergies JV”) to develop anaerobic digester gas (“ADG”) RNG production projects at dairies and other animal waste facilities in the United States. The TotalEnergies JV Agreement contemplates that the TotalEnergies JV will invest up to $400 million of equity in production projects, and TotalEnergies and the Company each committed to initially provide $50 million for the TotalEnergies JV. Pursuant to the TotalEnergies JV Agreement, the Company and TotalEnergies have given the TotalEnergies JV a limited right of first opportunity to invest in dairy and other animal waste RNG projects they respectively originate. On October 12, 2021, we entered into an LLC agreement (the “DR Development Agreement”) with TotalEnergies to develop a dairy ADG RNG production facility project (the “DR JV”). Under the DR Development Agreement, the Company and TotalEnergies have each committed to contribute $7.0 million to the DR JV. On November 1, 2021, we and TotalEnergies have each contributed an initial $4.8 million capital contribution to the DR JV. During 2021, the Company recognized management fee revenue of $75,000 related to the TotalEnergies JV.
Relationship Involving Ms. Paskett
The spouse of Ms. Paskett, who was appointed to our Board in December 2021, is a partner at Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), a law firm that provides legal services to the Company. Since January 1, 2021, the Company has paid $262,639 in legal fees to Akin Gump.
Policies and Procedures for Related Party Transactions
Our audit committee charter requires that all related party transactions, as defined in applicable SEC rules, be reviewed and approved by our audit committee or another independent body of the Board, in accordance with applicable Nasdaq rules. When evaluating any such transaction, our audit committee focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm’s-length basis from an unaffiliated third party. Each of the transactions described above that was required to be reviewed and approved by the audit committee in accordance with its charter was so reviewed and approved.

AUDIT COMMITTEE REPORT
The audit committee is responsible for overseeing our accounting, auditing and financial reporting practices on behalf of the Board. Management is responsible for the preparation and presentation of our consolidated financial statements, including establishing accounting and financial reporting principles and establishing and maintaining systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting.
In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements included in the Annual Report. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
Additionally, the audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in our annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Audit Committee:
James C. Miller III, Chairman
Stephen A. Scully
Vincent C. Taormina
Parker A. Weil
This audit committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

OTHER MATTERS
Stockholder Proposals for 2023 Annual Meeting
Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by our Secretary at our principal executive offices no later than December 8, 2022. However, if we change the date of the 2023 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2023 annual meeting of stockholders.
Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting But Not Included in Our Proxy Materials
Our amended and restated bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting but not sought to be included in our proxy materials for the meeting, the stockholder must have given timely written notice of the director nomination or proposal to us. To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between the close of business on October 9, 2022 and the close of business on December 8, 2022; provided, however, that if our 2023 annual meeting of stockholders is not held between April 19, 2023 and June 18, 2023, then notice will be timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by us fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. A stockholder’s notice to the Company must set forth, as to each director nominee or other proposal the stockholder proposes to bring before our 2023 annual meeting, all of the information required by our amended and restated bylaws. We will not entertain any director nominations or other proposals at the Annual Meeting or at our 2023 annual meeting that do not meet the requirements set forth in our amended and restated bylaws. Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may not be brought before the 2023 annual meeting of stockholders.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 20, 2023. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, written notice must be provided by the later of 60 days prior to the date of the 2023 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our amended and restated bylaws as described above.
Other Business at the Annual Meeting
We have not received any notice of other business to come before the Annual Meeting as of the date of this Proxy Statement and we do not otherwise know of any other business to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals we have designated as proxies for the Annual Meeting will vote on such matters in their discretion. It is the intention of such individuals to vote the shares represented by proxy at the Annual Meeting on any such matter as recommended by the Board or, if no recommendation is given, in accordance with their judgment.

More Information About the Company
For more information about the Company, please refer to our Annual Report, which accompanies this Proxy Statement. Our annual report on Form 10-K for the year ended December 31, 2021, which is a part of the Annual Report, was filed with the SEC on February 24, 2022, and is accessible on our website at http://investors.cleanenergyfuels.com/financial-information/annual-reports. You may also obtain a copy of the Annual Report at no charge and copies of any exhibit listed in the Annual Report for a fee (equal to our reasonable expenses in furnishing such exhibit) by sending a written request to the attention of Investor Relations at the address of our principal executive offices.
By order of the Board,
MITCHELL W. PRATT
Corporate Secretary

Annex A
Proposed 2022 Employee Stock Purchase Plan
CLEAN ENERGY FUELS CORP.
2022 EMPLOYEE STOCK PURCHASE PLAN
The following constitute the provisions of the 2022 Employee Stock Purchase Plan (the “Plan”) of Clean Energy Fuels Corp (the “Company”).
1.   Purpose.   The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents (as defined below) or Subsidiaries (as defined below) with an opportunity to purchase Common Stock (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.   Definitions.   As used herein, the following definitions shall apply:
(a)   “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.
(b)   “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.
(c)   “Board” means the Board of Directors of the Company.
(d)   “Code” means the Internal Revenue Code of 1986, as amended.
(e)   “Commission” means the U.S. Securities and Exchange Commission.
(f)   “Common Stock” means the common stock of the Company, par value of $0.0001 per share, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 18.
(g)   “Compensation” means an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence. The Administrator may establish, in its discretion and on a uniform and nondiscriminatory basis, a different definition of Compensation prior to an Offer Date for all Options to be granted on such Offer Date, which definition may vary among Participants who are employed by the Company or different Designated Parents or Subsidiaries.
(h)   “Corporate Transaction” means any of the following transactions, unless the Administrator provides otherwise:
(i)   any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity the stockholders of which did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii)   the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);
(iii)   the acquisition of beneficial ownership of a controlling interest of fifty percent (50%) or more (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);
(iv)   the dissolution or liquidation of the Company;
(v)   a contested election of directors, as a result of which or in connection with which the persons who were members of the Board before such election or their nominees cease to constitute a majority of the Board; or
(vi)   any other event specified, prior to the commencement of an Offer Period, by the Board.
Notwithstanding the foregoing, the term “Corporate Transaction” shall not include any underwritten public offering of shares registered under the Securities Act of 1933, as amended.
(i)   “Designated Parents or Subsidiaries” means any of the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.
(j)   “Effective Date” means June 30, 2022. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.
(k)   “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.
(l)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)   “Exercise Date” means the last day of each Offer Period.
(n)   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)   If the Common Stock is listed on one or more established stock exchanges, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid were reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported);
(ii)   If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)   In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof shall be determined by the Administrator in good faith.
(o)   “New Exercise Date” has the meaning set forth in Section 18(b).

(p)   “Offer Period” means an Offer Period established pursuant to Section 4 hereof.
(q)   “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parent or Subsidiary will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.
(r)   “Offering Date” means the first day of each Offer Period.
(s)   “Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.
(t)   “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)   “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).
(v)   “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.
(w)   “Reserves” means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.
(x)   “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.   Eligibility.
(a)   General.   Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.
(b)   Limitations on Grant and Accrual.   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.
(c)   Other Limits on Eligibility.   Notwithstanding Subsection (a), above, the Company, in its discretion, may determine prior to the Offering Date for an Offer Period that the following Employees shall not be eligible to participate in the Plan for such Offer Period: (i) Employees whose customary employment is 20 hours or fewer per week; (ii) Employees whose customary employment is for not more than five (5) months in any calendar year; (iii) Employees who have been employed for less than two (2) years; or (iv) highly compensated Employees (within the meaning of Section 414(q) of the Code). Notwithstanding Subsection (a), above, unless otherwise determined prior to the Offering Date for an Offer Period, the following Employees shall not be eligible to participate in the Plan for such Offer Period: Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
4.   Offer Periods.
(a)   Unless otherwise determined by the Administrator, the Plan shall be implemented through consecutive Offer Periods of six (6) months’ duration commencing each January 1 and July 1 following the Effective Date during the term of the Plan until the earlier of: (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated in accordance with Section 19.
(b)   A Participant shall be granted a separate Option for each Offer Period in which he or she participates. The Option shall be granted on the Offering Date and shall be automatically exercised on the last day of the Offer Period.
(c)   Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.
5.   Participation.
(a)   An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.
(b)   Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.
6.   Payroll Deductions.
(a)   At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period, subject to the limitation set forth in Section 3(b).
(b)   All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.
(c)   A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.
(d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.
7.   Grant of Option.   On the Offering Date, each Participant shall be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 and (ii) that such Option shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator shall determine from time to time. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on the Exercise Date, the Option shall lapse and thereafter cease to be exercisable.
8.   Exercise of Option.   Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to the Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be returned to the Participant as soon as administratively practicable, without interest. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.
9.   Delivery.   After each Exercise Date on which a purchase of shares occurs, as soon as administratively practicable, the Company shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Company is required to file a registration statement to issue any such certificate or otherwise deliver such shares, the Company will seek to obtain such authority. If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and comply with Applicable Laws, the Corporation shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her account that would have otherwise been used for the purchase of such shares.
10.   Withdrawal; Termination of Employment.
(a)   A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the Exercise Date (subject to Sections 3(b), 6, 7 and 12), and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period as provided in Section 10(b). The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify procedures for withdrawal.
(b)   A Participant’s termination from Plan participation during the Offer Period precludes the Participant from again participating in this Plan during that Offer Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offer Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s authorization of payroll deduction and such Participant must submit a new authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) to resume Plan participation in any succeeding Offer Period.
(c)   Upon termination of a Participant’s employment relationship (as described in Section 2(l)) prior to the Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.
(d)   For purposes of this Plan, if a Designated Parent or Subsidiary ceases to be a Designated Parent or Subsidiary, each person employed by such Designated Parent or Subsidiary will be deemed to have terminated employment for purposes of this Plan and will no longer be an eligible Employee under the Plan, unless such person continues as an eligible Employee in respect of the Company or another Designated Parent or Subsidiary.
11.   Interest.   No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.
12.   Stock.
(a)   The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million five hundred thousand shares (2,500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that on the Exercise Date for an Offer Period the number of shares with respect to which Options are to be exercised exceeds: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date for such Offer Period, the Administrator may disallow the purchase of any shares, and may make a pro rata allocation of the shares remaining available for purchase on such Offering Date or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate the Offer Period then in effect pursuant to Section 19, below. Such allocation method shall be “bottom up,” with the result that all Option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any Offer Period, as determined by the Administrator.
(b)   A Participant will have no interest in or voting right with respect to shares covered by the Participant’s Option until such shares are purchased on the Participant’s behalf on the exercise date in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
(c)   Shares to be delivered to a Participant under the Plan will be registered by the Company in the name of the Participant.
13.   Administration.   The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Notwithstanding anything else contained in this Plan to the contrary, the Administrator may also adopt rules, procedures, separate offerings, or sub-plans applicable to particular Designated Parents or Subsidiaries or locations, which separate offerings or subplans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan. The Administrator may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Company or Designated Parents or Subsidiaries. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely on the advice of experts, including professional advisors to the Company. The Administrator will not be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.
14.   Designation of Beneficiary.
(a)   Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)   Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.
15.   Transferability.   No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.
16.   Use of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
17.   Reports.   Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.   Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a)   Adjustments Upon Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, proportionally adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.
(b)   Corporate Transactions.   In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:
(i)   the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or
(ii)   the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.
(c)   For purposes of Section 18(b), an Option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.
(d)   The Administrator may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Purchase Price of the Option.
(e)   In any of such events, the Administrator may take such action sufficiently prior to such event to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.
(f)   Without limiting the generality of Section 13, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 18, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

19.   Amendment or Termination.
(a)   The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or the Offer Period then in effect may be terminated by the Administrator by establishing a new Exercise Date for such Offer Period if the Administrator determines that the termination of the Plan or such Offer Period is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for the Offer Period in existence prior to such increase. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b)   Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, determine the length of any future Offer Period and frequency of purchases within each Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, designate from time to time the Parents and/or Subsidiaries whose employees may be eligible to participate in the Plan, change the service and other qualification requirements for eligible Employees under the Plan (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder), establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.
20.   Notices.
(a)   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.
(b)   Any person who has acquired shares under this Plan shall give prompt written notice to the Company of any sale or other transfer of the shares if such sale or transfer occurs (a) within the two-year period after the Offering Date of the Offer Period with respect to which such shares were acquired, or (b) within the twelve-month period after the Exercise Date of the Offer Period with respect to which such shares were acquired.
21.   Conditions Upon Issuance of Shares.   Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.
22.   Term of Plan.   The Plan shall become effective upon the Effective Date. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.   Stockholder Approval.   Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws and the applicable provisions of the Company’s charter and bylaws.
24.   No Employment Rights.   The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.
25.   No Effect on Retirement and Other Benefit Plans.   Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
26.   Effect of Plan.   The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.
27.   Governing Law.   The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
28.   Dispute Resolution.   The provisions of this Section 28 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in Orange County) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

CLEAN ENERGY FUELS CORP.4675 MACARTHUR COURT, SUITE 800NEWPORT BEACH, CA 92660 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 P.M. ET on May 18, 2022. Have your proxy card in hand when you accessthe web site and follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CLNE2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET onMay 18, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D73379-P67922KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLEAN ENERGY FUELS CORP. ForAllWithholdAllFor AllExcept To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.1. To elect ten directors to the Board of DirectorsNominees: ! ! ! 01) Lizabeth Ardisana02) Karine Boissy-Rousseau03) Andrew J. Littlefair04) James C. Miller III05) Lorraine Paskett06) Stephen A. Scully07) Kenneth M. Socha08) Vincent C. Taormina09) Parker A. Weil10) Laurent WolffsheimThe Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. ! ! ! 3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers. ! ! !4. To approve our 2022 Employee Stock Purchase Plan (the "New ESPP") and the reservation of 2,500,000 shares of our common stock for issuance underthe New ESPP. ! ! !NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon.Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com D73380-P67922 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSOF CLEAN ENERGY FUELS CORP.I hereby appoint Stephen A. Scully and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the Annual Meeting of Stockholders of Clean Energy Fuels Corp. to be held on Thursday, May 19, 2022 at 8:00 am PDT, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR ALL" NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)